                              ACQUISITION AGREEMENT


                                 by and between


                            CARLYLE INDUSTRIES, INC.

                                                      Buyer,


                                       and


                           WESTWATER ENTERPRISES, L.P.

                                                      Seller.


                               Dated June 30, 1998
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                                TABLE OF CONTENTS

                              ACQUISITION AGREEMENT


     SECTION                                                                PAGE
     -------                                                                ----

ARTICLE I - DEFINITIONS........................................................1

Adjusted Purchase Price........................................................1

Affiliate......................................................................1

Affiliated Group...............................................................1

Ancillary Agreements...........................................................1

Assets.........................................................................1

Assignment and Assumption Agreement............................................3

Assignment of Patents" \f C \l.................................................3

Assignment of Trademarks, Registrations and Applications" \f C \l..............3

Assumed Liabilities............................................................3

Audited Financial Statements...................................................3

Bill of Sale...................................................................3

Business.......................................................................3

Business Condition.............................................................4

Buyer..........................................................................4

Closing........................................................................4

Closing Audit..................................................................4

Closing Balance Sheet..........................................................4

Closing Date...................................................................4

Closing Net Worth..............................................................4

COBRA..........................................................................4


                                        i
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Code...........................................................................4

Consideration..................................................................4

Contingent Payments............................................................4

Contract.......................................................................4

Court..........................................................................4

Covenant Not to Compete........................................................4

Cumulative EBT.................................................................4

Earnings Before Taxes..........................................................4

EBT............................................................................5

Effective Time.................................................................5

Employee.......................................................................5

Employee Plan/Agreement........................................................5

Employment Contract............................................................5

Environmental Law..............................................................5

Environmental Permits..........................................................5

Environmental Property.........................................................5

ERISA..........................................................................5

Escrow Agent...................................................................6

Escrow Agreement...............................................................6

Escrow Deposit.................................................................6

Escrow Funds...................................................................6

Excluded Assets................................................................6

Excluded Liabilities...........................................................6

Financial Statements...........................................................6

GAAP...........................................................................6


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Government.....................................................................6

Hazardous Materials............................................................6

Holdback.......................................................................6

Holdback Escrow Agent..........................................................6

Holdback Escrow Agreement......................................................6

Independent Accountant.........................................................6

Initial Purchase Price.........................................................6

Interim Balance Sheet..........................................................6

Interim Balance Sheet Date.....................................................6

Interim Financial Statements...................................................7

Intellectual Property..........................................................7

Inventory Reserve Adjustment...................................................7

knowledge......................................................................7

Law............................................................................7

Liabilities....................................................................7

Lien...........................................................................7

Notice of Dispute..............................................................7

Order..........................................................................7

Ordinary Course................................................................7

Party..........................................................................7

Permitted Liens................................................................8

Person.........................................................................8

Plan...........................................................................8

Purchased Assets...............................................................8

Purchase Order.................................................................8


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Real Property..................................................................8

Returns........................................................................8

Seller.........................................................................8

Seller Group...................................................................8

Seller Group Person............................................................8

Tax Affiliate..................................................................8

Taxes..........................................................................8

Wychwood.......................................................................9

ARTICLE II - PURCHASE AND SALE OF PURCHASED ASSETS.............................9

         2.1 Assets to be Purchased............................................9

         2.2 Assumed Liabilities...............................................9

         2.3 Consideration....................................................10

         2.4 Allocation of Consideration......................................10

         2.5 Closing..........................................................10

         2.6 Deliveries of Seller at Closing..................................10

         2.7 Deliveries of Buyer at Closing...................................10

         2.8 Escrow Account...................................................10

         2.9 Holdback.........................................................10

         2.10 Determination of Closing Net Worth..............................11

         2.11 Post-Closing Adjustment.........................................12

         2.12 Contingent Payments.............................................12

         2.13 Adjustments Regarding Inventory.................................15

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SELLER........................17

         3.1 Existence and Power of Seller and Wychwood.......................17

         3.2 Approval and Enforceability of Agreement.........................18


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         3.3 Financial Statements.............................................18

         3.4 Events Subsequent to December 31, 1997...........................18

         3.5 Inventories......................................................20

         3.6 Accounts and Notes Receivable....................................20

         3.7 Undisclosed Liabilities..........................................20

         3.8 Taxes............................................................20

         3.9 Personal Property -- Owned.......................................21

         3.10 Real and Personal Property -- Leased from Seller................21

         3.11 Real and Personal Property -- Leased to Seller..................22

         3.12 Intellectual Property...........................................22

         3.13 Necessary Property and Transfer of Purchased Assets.............23

         3.14 Use and Condition of Property...................................24

         3.15 Licenses and Permits............................................24

         3.16 Contracts/Purchase Orders -- Disclosure.........................24

         3.17 Contracts/Purchase Orders -- Validity, Etc......................25

         3.18 No Breach of Law or Governing Documents.........................26

         3.19 Litigation and Arbitration......................................26

         3.20 Officers, Directors, Employees and Consultants..................27

         3.21 Indebtedness to and from Officers, Directors and Others.........27

         3.22 Outside Financial Interests.....................................27

         3.23 Payments, Compensation and Perquisites of Agents and Employees..27

         3.24 Employee Benefit Plans..........................................28

         3.25  Terminated Plans...............................................30

         3.26 Overtime, Back Wages, Vacation and Minimum Wages................30


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         3.27 Discrimination, Workers Compensation and Occupational Safety
              and Health......................................................30

         3.28 Alien Employment Eligibility....................................31

         3.29 Labor Disputes; Unfair Labor Practices..........................31

         3.30 Insurance Policies..............................................31

         3.31 Guarantees......................................................31

         3.32 Product Warranties..............................................31

         3.33 Product Liability Claims........................................32

         3.34 Product Safety Authorities......................................32

         3.35 Environmental Matters...........................................32

         3.36 Broker's Fees...................................................34

         3.37 Foreign Assets..................................................35

         3.38 Foreign Operations and Export Control...........................35

         3.39 Absence of Sensitive Payments...................................35

         3.40 Truthfulness....................................................36

         3.41 Bank Accounts of Seller.........................................36

         3.42 Books and Records...............................................36

         3.43 Affiliates......................................................36

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF BUYER..........................36

         4.1 Corporate Existence of Buyer.....................................36

         4.2 Approval of Agreement............................................37

         4.3 No Breach of Articles or Indentures..............................37

         4.4 SEC Filings......................................................37

ARTICLE V - COVENANTS CONCERNING SELLER.......................................38

         5.1 Operation of the Business........................................38


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         5.2 Preservation of Business.........................................39

         5.3 Insurance and Maintenance of Property............................40

         5.4 Full Access......................................................40

         5.5 Books, Records and Financial Statements..........................40

         5.6 Other Government Filings.........................................40

         5.7 Tax Matters......................................................40

ARTICLE VI - CHANGE OF NAME...................................................41

         6.1 Change of Westwater Name.........................................41

         6.2 Change of Wychwood Name..........................................42

ARTICLE VII - COVENANT NOT TO COMPETE.........................................42

         7.1 Covenant Not to Compete..........................................42

         7.2 Employees........................................................43

         7.3 Confidentiality..................................................44

         7.4 Remedies.........................................................44

         7.5 Permitted Investments............................................45

         7.6 Buyer's Breach...................................................45

ARTICLE VIII - CONDITIONS TO BUYER'S OBLIGATIONS..............................45

         8.1 Representations and Warranties of Seller.........................45

         8.2 Performance of this Agreement....................................45

         8.3 No Material Adverse Change.......................................45

         8.4 Certificate of Seller............................................46

         8.5 Opinion of Counsel...............................................46

         8.6 Escrow Agreements................................................46

         8.7 Employment Contract..............................................46

         8.10 No Lawsuits.....................................................46


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         8.11 No Restrictions.................................................46

         8.12 Consents........................................................46

         8.14 Documents.......................................................46

         8.16 Further Assurances..............................................47

ARTICLE IX - CONDITIONS TO SELLER'S OBLIGATIONS...............................47

         9.1 Representations and Warranties of Buyer..........................47

         9.2 Performance of this Agreement....................................47

         9.3 Certificate of Buyer.............................................47

         9.4 Opinion of Counsel...............................................47

         9.5 Payment of Purchase Price and Assumption of Liabilities..........47

         9.6 Further Assurances...............................................48

         9.7 Employment Contract..............................................48

         9.8 No Lawsuits......................................................48

         9.9 Indebtedness.....................................................48

ARTICLE X - INDEMNIFICATION...................................................48

         10.1 Survival of Representations and Warranties......................48

         10.2 Indemnification of Buyer........................................49

         10.3 Indemnification of Seller.......................................49

         10.4 Limitations on Indemnification..................................49

         10.5 Set-off Rights..................................................50

         10.6 Participation in Litigation.....................................50

         10.7 Claims Procedure................................................51

         10.8 Tax Indemnification.............................................51

ARTICLE XI - DISPUTE RESOLUTION...............................................52

         11.1 Scope; Initiation...............................................52


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         11.2 Negotiations Between Executives.................................52

         11.3 Binding Arbitration.............................................53

         11.4 Confidentiality -- Notice.......................................54

ARTICLE XII - MISCELLANEOUS...................................................54

         12.1 Assignment; Binding Agreement...................................54

         12.2 Termination of Agreement........................................55

         12.3 Manner and Effect of Termination................................55

         12.4 Amendments......................................................56

         12.5 Non-Disclosure of Information...................................56

         12.6 Bulk Sales......................................................56

         12.7 Remedies........................................................56

         12.8 Entire Agreement and Modification...............................56

         12.9 Severability....................................................56

         12.10 Counterparts...................................................56

         12.11 Headings; Interpretation.......................................56

         12.12 Governing Law..................................................57

         12.13 Payment of Fees and Expenses...................................57

         12.14 Notices........................................................57

         12.15 Guaranty.......................................................57

         12.16 No Third Party Beneficiaries...................................59

         12.17 Schedule Disclosures...........................................59


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                              ACQUISITION AGREEMENT

         THIS ACQUISITION AGREEMENT (the "Agreement") is made this 30th day of June, 1998, by and between CARLYLE INDUSTRIES, INC., a Delaware corporation ("Buyer"), and WESTWATER ENTERPRISES, L.P., a Delaware limited partnership ("Seller").

                                    RECITALS

         A. Buyer desires to purchase from Seller the Purchased Assets and to assume the Assumed Liabilities, on the following terms and conditions; and

         B. Seller desires to sell to Buyer the Purchased Assets and to assign to Buyer the Assumed Liabilities, on the following terms and conditions.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants, representations, warranties, conditions, and agreement hereinafter expressed, the Parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Capitalized terms used in this Agreement have the following meanings:

         "Adjusted Purchase Price" means the Initial Purchase Price following adjustments pursuant to Section 2.11, if any.

         "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person referred to. In this definition, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of securities, by contract, or otherwise.

         "Affiliated Group" has the meaning set forth in Section 1504 of the Code.

         "Ancillary Agreements" means the Employment Contract, the Assignment and Assumption Agreement, the Escrow Agreement and the Holdback Escrow Agreement, collectively.

         "Assets" means all assets and property and associated rights and interests, real, personal, and mixed, tangible and intangible, of whatever kind, owned or used by Seller in connection with the Business. Without limiting the generality of the foregoing, the Assets include the following items:

                  (a) all assets reflected and/or described on the Interim Balance Sheet, except any such assets which have been disposed of or collected or
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                           depreciated in the Ordinary Course of the Business
                           since the Interim Balance Sheet Date or which are Excluded Assets;

                  (b) all assets owned or used by Seller in connection with the Business which have been fully depreciated or written off;

                  (c) all assets acquired by Seller in connection with the Business since the Interim Balance Sheet Date;

                  (d) all accounts receivable of Seller in connection with the Business;

                  (e) all inventories of Seller in connection with the Business, including but not limited to all raw materials, finished goods, component parts, goods in transit and work in process;

                  (f) all Contracts and Purchase Orders of Seller with suppliers or customers in connection with the Business;

                  (g) all machinery, equipment, supplies and tools of Seller used in connection with the Business;

                  (h) all vehicles of Seller used in connection with the Business;

                  (i) all leases of real property of Seller used in connection with the Business, including without limitation all buildings, plants, warehouses, facilities and other improvements and fixtures thereon and appurtenances thereto;

                  (j) all permits, approvals, licenses and certifications issued to Seller by a Government or by a private testing or certifying authority in connection with the Business, to the extent assignable under the terms thereof and applicable Law;

                  (k) all Intellectual Property, proprietary prospect lists, customer lists, projections, analyses and market studies, and documentation thereof and the right and power to assert, defend and recover title thereto in the same manner and to the same extent as Seller could or could cause to be done if the transactions contemplated hereby did not occur, and the right to recover for past damages on account of the infringement, misuse, or theft thereof;

                  (l) all records, including business, computer, engineering, and other records, and all associated documents, discs, tapes, and other storage or recordkeeping media of Seller prepared or held in connection with the Business, including but not limited to all sales data, customer lists, accounts, bids, contracts, supplier records, and other data and information of the Business;


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                  (m)      all rights and claims against others under Contracts
                           and Purchase Orders;

                  (n) all rights in all countries to the use of the names "Westwater," "Westwater Enterprises," "Wychwood" and "Wychwood Trading," whether used in combination with other words or not, and all goodwill associated therewith and with the Business; and

                  (o) all other claims against others, rights, and choices in action, liquidated or unliquidated, of Seller arising from the Business, including those arising under insurance policies.

         "Assignment and Assumption Agreement" means the form of instrument attached hereto as Exhibit A.

         "Assignment of Patents" means the form of instrument attached hereto as Exhibit H.

         "Assignment of Trademarks, Registrations and Applications" means the form of instrument attached hereto as Exhibit I.

         "Assumed Liabilities" means Liabilities of Seller, to the extent the Liabilities are incurred in the Ordinary Course of the Business and to the extent they are:

                  (a) bank credit line indebtedness (including letters of credit), trade accounts payable, commissions and royalties payable, accrued expenses, accrued payroll taxes and contributions due to the Seller's 401(k) Plan that are (i) quantified on the Closing Balance Sheet, (ii) included in the calculation of the Adjusted Purchase Price, or (iii) if incurred after the date of this Agreement, incurred in compliance with this Agreement; or

                  (b) executory obligations arising from the Business which are not required under GAAP to be quantified and included in the financial statements of the Business and which (i) if required to be set forth on a Schedule, are so set forth, (ii) are incurred under a Contract or Purchase Order with a Person other than an Affiliate of Seller for the sale, purchase, retention or license of goods or services or lease of real or personal property by Seller, (iii) are to be performed after the Effective Time, and (iv) if incurred after the date of this Agreement, are incurred in compliance with this Agreement.

         "Audited Financial Statements" means the audited balance sheets of Seller for each of the years ending December 31, 1996 and December 31, 1997, together with the related statements of operations (earnings) and cash flows for each of the periods then ended, all presented in accordance with GAAP consistently applied, with inventory reported net of a reserve in the amount of one hundred thousand dollars ($100,000) as provided in Section 2.13, and accompanied by an unqualified report of Buyer's independent auditors, Arthur Andersen LLP.

         "Bill of Sale" means the form of instrument attached hereto as Exhibit
B.

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         "Business" means the business and operations of Seller generally conducted under the trade names Westwater Enterprises and Wychwood Trading Company reflected in the Financial Statements.

         "Business Condition" of a Person or business means the business, assets, results of operations or condition (financial or otherwise) of such Person or business.

         "Buyer" has the meaning set forth in the Preamble (or an Affiliate of Buyer to whom this Agreement is assigned pursuant to Section 12.1(a) hereof).

         "Closing" means the consummation of the transactions contemplated by this Agreement.

         "Closing Audit" has the meaning specified in Section 2.10 hereof.

         "Closing Balance Sheet" shall mean the balance sheet prepared pursuant to Section 2.10.

         "Closing Date" means June 29, 1998 or, if the conditions to Closing are not by then satisfied by Seller, on such date within thirty (30) days following satisfaction of such conditions (other than conditions to be satisfied at Closing according to the terms hereof) that Buyer shall reasonably designate.

         "Closing Net Worth" has the meaning specified in Section 2.10 hereof.

         "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

         "Code" means the Internal Revenue Code of 1986, as from time to time amended.

         "Consideration" has the meaning set forth in Section 2.3 hereof.

         "Contingent Payments" means the payments specified in Section 2.12 hereof.

         "Contract" means any contract, agreement, arrangement, understanding, lease, license, indenture, evidence of indebtedness, binding commitment or instrument, written or oral, entered into or made by or on behalf of Seller in connection with the Business, or to which Seller is a party or by which it or its property is bound, other than a Purchase Order (as defined below).

         "Court" means any court, grand jury, administrative or regulatory body, Government agency, arbitration or mediation panel or similar body.

         "Covenant Not to Compete" means the obligations of the Seller Group Persons under Article VII.

         "Cumulative EBT" means the algebraic sum of EBT during each of the three (3) years ended December 31, 2000.

         "Earnings Before Taxes" of the Business means the earnings before taxes of the Business determined by the Chief Financial Officer of the Buyer based upon the relevant financial statements of the Business as audited by Buyer's independent certified public accountants in accordance with GAAP, consistently applied, except that such earnings before taxes shall be adjusted (i) by adding to earnings before taxes an amount equal to all general overhead, administrative, warehousing, and salary, fees and expenses and other shared services charges (including legal and accounting) (the "Intracorporate Charges") charged to the Business by Buyer or caused to be charged to the business by Buyer (other than charges relating to insurance on the life of Ivan Cohen obtained by Buyer pursuant to Section 2.12(f) hereof and Section 4(c) of the Employment Contract which shall be deemed an expense of the Business for all purposes) and by subtracting from earnings before taxes an amount equal to the amount of the fees and expenses the Business would have incurred had Buyer not provided or caused to be provided to the Business the products and services to which the Intracorporate Charges relate, which amount where applicable shall be calculated by reference to the fees and expenses incurred by the Business in the first quarter of 1998, (ii) by excluding the loss on the sale of House of Fabrics stock, (iii) by excluding expenses in connection with severance or termination payments made to employees of the Business whose employment responsibilities were assumed by Buyer personnel, (iv) by excluding any amortization or depreciation attributable to a write-up of the Assets and non-recurring expenses incurred in connection with or as a result of the transaction contemplated hereby, e.g., expenses of shipping inventory of the Business from the warehouse used by Seller on the Closing Date to Buyer's warehouse and of converting the computer systems of the Business to Buyer's computer systems, (v) by reflecting the operating profit (earnings before taxes and interest) on sales generated by the Business but effected through Buyer or its Affiliates, (vi) by reflecting the Inventory Reserve Adjustment as provided in Section 2.13 hereof, and (vii) so that the only interest charged will be the interest cost incurred by Buyer on borrowings to fund net cash flow deficiencies of the Business in excess of the amount of cash included in Excluded Assets.

         "EBT" means Earnings Before Taxes of the Business during each of the three years ending December 31, 1998, 1999 and 2000.

         "Effective Time" means the effective time of the Closing, which shall be as of the close of business on the Closing Date.

         "Employee" has the meaning set forth in Section 3.24 hereof.

         "Employee Plan/Agreement" has the meaning set forth in Section 3.24 hereof.

         "Employment Contract" means the form of agreement attached hereto as Exhibit C.

         "Environmental Law" means any current, past or future Law relating to the protection of health or the environment, including without limitation: the Clean Air Act, the Federal Water Pollution Control Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Toxic

Substance Control Act, any comparable state or foreign Law, and the common law, including the law of nuisance and strict liability.

         "Environmental Permits" means all permits, registrations, approvals and licenses, and all filings with and submissions to any Government or other authority, required by any Environmental Law.

         "Environmental Property" means all assets and property currently or previously owned, leased, operated or used in connection with the Business by Seller.

         "ERISA" means the Employee Retirement Security Act of 1974, as amended.

         "Escrow Agent" means the escrow agent under the Escrow Agreement.

         "Escrow Agreement" means the form of agreement attached hereto as Exhibit D.

         "Escrow Deposit" has the meaning set forth in Section 2.8 hereof.

         "Escrow Funds" has the meaning set forth in Section 2.8 hereof.

         "Excluded Assets" means any cash, any shares of capital stock of House of Fabrics, Inc. owned by the Seller and any rights of Seller to tax refunds in respect of periods covered by the indemnity provided in Section 10.8 hereof.

         "Excluded Liabilities" means all Liabilities of Seller other than the Assumed Liabilities.

         "Financial Statements" means the Audited Financial Statements and the Interim Statements.

         "GAAP" means U.S. generally accepted accounting principles.

         "Government" means the United States of America, any other nation or sovereign state, the European Union, any federal, bilateral or multilateral governmental authority, any state, possession, territory, county, district, city or other governmental unit or subdivision, and any branch, agency, or judicial body of any of the foregoing.

         "Hazardous Materials" means any pollutants, contaminants, hazardous substances, hazardous chemicals, toxic substances, hazardous wastes, infectious wastes, radioactive materials, petroleum including crude oil or any fraction thereof, asbestos fibers, or solid wastes or other hazardous materials, including without limitation those defined in any Environmental Law.

         "Holdback" has the meaning set forth in Section 2.9 hereof.

         "Holdback Escrow Agent" means the escrow agent under the Holdback Escrow Agreement.


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
         "Holdback Escrow Agreement" means the form of agreement attached hereto as Exhibit E.

         "Independent Accountant" means the individual appointed under Section 2.10.

         "Initial Purchase Price" means the book value of the Purchased Assets minus the Assumed Liabilities all as reflected in the balance sheet included in the Interim Financial Statements.

         "Interim Balance Sheet" means the unaudited balance sheet included in the Interim Financial Statements.

         "Interim Balance Sheet Date" means the date as of which the disclosures in the Interim Balance Sheet are made.

         "Interim Financial Statements" means the unaudited balance sheet of Seller as at April 30, 1998, together with the related statement of operations and cash flows, all presented in accordance with GAAP, consistently applied, with inventory reported net of a reserve in the amount of one hundred thousand dollars ($100,000) as provided in Section 2.13.

         "Intellectual Property" means all of the following (in whatever form or medium) which are owned by or licensed to any Seller Group Person and used in the Business: patents, trademarks, service marks, trade names, corporate names, copyrights, and copyrighted works; registrations thereof and applications therefor; trade secrets, software (whether in source code or object code), firmware, mask works, programs, inventions, discoveries, proprietary processes, and items of proprietary know-how, information or data; and licenses, sublicenses, assignments, and agreements in respect of any of the foregoing.

         "Inventory Reserve Adjustment" has the meaning specified in Section
2.13 hereof.

         "knowledge" with respect to the Buyer means the actual knowledge after reasonable inquiry of one or more of its officers or directors and with respect to Seller means the actual knowledge after reasonable inquiry of Ivan Cohen or Alice Fertig.

         "Law" means any statute, law, treaty, ordinance, rule, regulation, instrument, directive, decree, order, or injunction of any Government, quasi-governmental authority, or Court, and includes rules or regulations of any regulatory or self-regulatory authority compliance with which is required by law.

         "Liabilities" means liabilities and/or obligations, whether or not required to be reflected on the financial statements of a business.

         "Lien" means any lien, security interest, mortgage, option, lease, tenancy, occupancy, restrictive covenant, condition, easement, agreement, pledge, hypothecation, charge, restriction, or other encumbrance of every kind and nature, other than Permitted Liens.

         "Notice of Dispute" means a notice to Buyer delivered pursuant to
Section 2.10, specifying in reasonable detail all points of disagreement with the calculations, accounting practices and accounting principles reflected in the Closing Balance Sheet.

         "Order" means an order, judgment, writ, injunction, award or decree of any Court or Government.

         "Ordinary Course" means, with respect to the Business, only the ordinary course of commercial operations customarily engaged in by such Business consistent with past practices, and specifically does not include activity (i) involving the purchase or sale of another business or of any product line or business unit of another business, but nothing herein is intended to otherwise exclude from the definition of Ordinary Course the purchase, development or other acquisition of products for resale in the ordinary course, or (ii) involving modification or adoption of any Plan or (iii) which requires approval by the board of directors or shareholders of a corporation or the partners of a partnership engaged in such business.

         "Party" means either Buyer or Seller, and "Parties" means both of them.

         "Permitted Liens" means the liens on the Assets held by Summit Bank pursuant to that certain Credit and Security Agreement dated April 16, 1992, the liens of taxes not yet due and those set forth on Schedule 3.11(c).

         "Person" means any natural person, any corporation, partnership, limited liability company, limited liability partnership, joint venture, association, company, or other legal entity, and any Government.

         "Plan" means any agreement, arrangement, plan or policy, qualified or non-qualified, whether or not considered legally binding, that involves (a) any pension, retirement, profit sharing, deferred compensation, bonus, stock option, stock purchase, phantom stock, health, welfare or incentive plan; or (b) welfare or "fringe" benefits, including without limitation any voluntary employees' beneficiary associations or related trusts, vacation, severance, disability, medical, hospitalization, dental, life and other insurance, tuition, company car, club dues, income tax preparation, sick leave, maternity, paternity or family leave, child care or other benefits.

         "Purchased Assets" means all of the Assets other than the Excluded Assets.

         "Purchase Order" means any contract, agreement, arrangement, understanding, purchase order, sales order, commitment or instrument, written or oral, entered into or made by or on behalf of Seller with respect to the purchase or sale of goods or services in connection with the Business.

         "Real Property" means each parcel of real property included in the Purchased Assets, including without limitation all buildings, plants, warehouses, facilities and other improvements and fixtures thereon and appurtenances thereto.

         "Returns" means returns, reports, estimated tax and informational statements and returns relating to Taxes which are, were or will be required by Law to be filed by Seller or any Tax Affiliate of Seller in connection with the Business, and all information returns (e.g., Form W-2, Form 1099) and reports relating to Taxes or Plans. Any one of the foregoing Returns may be referred to sometimes as a "Return."

         "Seller" has the meaning set forth in the Preamble.

         "Seller Group" means Seller, Ivan Cohen, Alice Fertig and Wychwood.

         "Seller Group Person" means a Person included in the Seller Group.

         "Tax Affiliate" means any member of an Affiliated Group of which Seller is or was a member, or any member of a combined or unitary group of which Seller is or was a member.

         "Taxes" means all taxes, charges, fees, levies or other like assessments imposed or assessed by any Government, including without limitation income, profits, windfall profit, employment (including Social Security, state pension plans, and unemployment insurance), withholding, payroll, franchise, gross receipts, sales, use, transfer, stamp, occupation, real or personal property, ad valorem, value added, premium, and excise taxes; Pension Benefit Guaranty Corporation premiums and any other like Government charges; and shall include all penalties, fines, assessments, additions to tax, and interest resulting from, attributable to, or incurred in connection with such Taxes or any contest or despite thereof. Any one of the foregoing Taxes may be referred to sometimes as a "Tax."

         "Wychwood" means Wychwood Trading Company, a Delaware corporation and the general partner of Seller.

                                   ARTICLE II
                      PURCHASE AND SALE OF PURCHASED ASSETS

         2.1 ASSETS TO BE PURCHASED. Subject to the terms and conditions hereof, on the Closing Date and as of the Effective Time, Seller shall sell to Buyer, free and clear of all Liens, all right, title and interest of Seller in and to all of the Purchased Assets.

         2.2      ASSUMED LIABILITIES.

                  (a) Subject to the terms and conditions hereof, on the Closing Date and as of the Effective Time, Seller shall assign and transfer to Buyer and Buyer agrees to assume only the Assumed Liabilities.

                  (b) Notwithstanding the foregoing, if the assignment or transfer of any obligation or instrument would cause a breach thereof and if no required consent to such assignment or transfer has been obtained, then, at Buyer's election and in its sole discretion, and subject to Buyer's right to require strict compliance with Section 8.12 hereof, such obligation or instrument shall not be assigned or transferred, but Seller shall act as agent for Buyer in order to obtain for Buyer the benefits under such obligation or instrument.

                  (c) EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 2.2 AND EXCEPT FOR LIABILITIES OF BUYER TO SELLER UNDER THIS AGREEMENT OR UNDER ANY ANCILLARY AGREEMENT, NEITHER BUYER NOR ANY AFFILIATE OF BUYER ASSUMES OR AGREES TO BECOME LIABLE FOR OR SUCCESSOR TO ANY LIABILITIES OR OBLIGATIONS WHATSOEVER, LIQUIDATED OR UNLIQUIDATED, KNOWN OR UNKNOWN, CONTINGENT OR OTHERWISE, WHETHER OF SELLER, ANY AFFILIATE OF SELLER, ANY PREDECESSOR THEREOF, OR ANY OTHER PERSON, OR OF THE BUSINESS. NO OTHER STATEMENT IN OR PROVISION OF THIS AGREEMENT AND NO OTHER STATEMENT, WRITTEN OR ORAL, ACTION, OR FAILURE TO ACT INCLUDES OR CONSTITUTES ANY SUCH ASSUMPTION OR AGREEMENT, AND ANY STATEMENT TO THE CONTRARY BY ANY PERSON IS UNAUTHORIZED AND HEREBY DISCLAIMED. EXCEPT AS EXPRESSLY PROVIDED IN THIS
                           SECTION 2.2 AND EXCEPT FOR LIABILITIES OF BUYER TO SELLER UNDER THIS AGREEMENT OR UNDER ANY ANCILLARY AGREEMENT, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NEITHER BUYER NOR ANY AFFILIATE OF BUYER ASSUMES OR AGREES TO BECOME LIABLE FOR ANY LIABILITIES RELATING TO TAX, ENVIRONMENTAL MATTERS, OR PRODUCT LIABILITY.

         2.3 CONSIDERATION. The Consideration shall be the aggregate of (a) the Adjusted Purchase Price, plus (b) the Contingent Payments, if any, plus (c) the amount of the Assumed Liabilities.

         2.4      ALLOCATION OF CONSIDERATION. The Consideration provided for in
                  Section 2.3, adjusted pursuant to Section 2.11, shall be allocated among the Purchased Assets and the Assumed Liabilities as provided in Schedule 2.4 hereto.

         2.5 CLOSING. The Closing shall take place at 10:00 a.m. on the Closing Date at the offices of Bryan Cave LLP, 245 Park Avenue, New York, N.Y. 10167.

         2.6 DELIVERIES OF SELLER AT CLOSING. At Closing, subject to the conditions to Seller's obligations in Article IX, Seller shall execute and deliver or cause to be delivered the documents identified in Article VIII.

         2.7 DELIVERIES OF BUYER AT CLOSING. At Closing, subject to the conditions to Buyer's obligations in Article VIII, Buyer shall
                  (a) execute and deliver or
                  cause to be delivered the documents identified in Article IX and (b) transfer by wire transfer, to an account designated by Seller not less than two business days before the Closing Date, the amount of the Initial Purchase Price less the Escrow Deposit and the Holdback Escrow Deposit, to an account designated in the Escrow Agreement, the Escrow Deposit, and to an account designated in the Holdback Escrow Agreement, the Holdback Escrow Deposit.

         2.8 ESCROW ACCOUNT. In connection with the Closing, Buyer, Seller and the Escrow Agent shall execute the Escrow Agreement, pursuant to which the Consideration payable to Seller may be adjusted as provided in Article X hereof. On the Closing Date, Buyer shall deliver to the Escrow Agent a sum equal to 10% the Initial Purchase Price (the "Escrow Deposit"), to be held in Escrow for a period of one year under the Escrow Agreement. The Escrow Deposit shall be funded from the Initial Purchase Price otherwise payable to the Seller. Upon termination of the Escrow Agreement, the Escrow Agent shall distribute the Escrow Deposit and all income earned thereon (the "Escrow Funds") to the Seller in accordance with the Escrow Agreement, except to the extent that some or all of the Escrow Funds have been distributed to Buyer pursuant to the terms of the Escrow Agreement to satisfy any claims pursuant to Article X or
                  Section 2.11 hereof.

         2.9 HOLDBACK. The amount of $350,000 (the "Holdback") shall be withheld from the payment of the Initial Purchase Price as security for any adjustments to the Initial Purchase Price in determining the Adjusted Purchase Price pursuant to Section
                  2.11 following completion of the Closing Balance Sheet. On the Closing Date the Buyer shall deliver to the Holdback Escrow Agent the Holdback to be held in escrow pursuant to the Holdback Escrow Agreement. After the Adjusted Purchase Price has been finally determined, and if it is greater than the Initial Purchase Price (less the Holdback), such excess and all income earned thereon shall be promptly paid by the Holdback Escrow Agent to Seller and the remainder of the Holdback, if any, and all income earned thereon shall be promptly paid by the Holdback Escrow Agent to Buyer. If the Initial Purchase Price (less the Holdback) is equal to or greater than the Adjusted Purchase Price, the Holdback and all income earned thereon shall be promptly paid by the Holdback Escrow Agent to Buyer. If the Holdback is not sufficient to cover the amount by which the Initial Purchase Price exceeds the Adjusted Purchase Price, Buyer shall be entitled to withdraw from the Escrow Funds the amount, if any, by which the Initial Purchase Price (less the Holdback) exceeds the Adjusted Purchase Price. To the extent that the Escrow Funds are insufficient to reimburse Buyer for the amount by which the Initial Purchase Price (less the Holdback) exceeds the Adjusted Purchase Price, Seller shall be obligated to return to Buyer such excess.

         2.10     DETERMINATION OF CLOSING NET WORTH.

                  (a) As soon as is practicable after the Closing Date, Buyer shall prepare a balance sheet as of the Closing Date reflecting the book value, as of the Closing Date, of the Purchased Assets less the Assumed Liabilities (the "Closing Net Worth") in accordance with GAAP applied consistently with the accounting policies and procedures followed in preparing the Financial Statements, with inventory reported in accordance with subsection (b) below, and cause its independent certified public accountants to conduct an audit and examination of such balance sheet (the "Closing Audit") at Buyer's sole cost and expense. Such balance sheet as of the Closing Date together with the auditor's report on the Closing Audit is herein referred to as the "Closing Balance Sheet." The Seller, at its sole cost and expense, may have a representative participate in the taking of the physical inventory and review all final work papers in connection with the Closing Audit. Buyer shall deliver the Closing Balance Sheet to the Seller not later than 60 days after the Closing Date.

                  (b) The inventory reflected on the Closing Balance Sheet shall be valued at the lower of cost or market (cost being determined by the FIFO accounting method) in the same manner as recorded on the Seller's books and records, net of a reserve in the amount of one hundred thousand dollars ($100,000).

                  (c) If the Seller disputes the Closing Balance Sheet as delivered by Buyer, then not more than 20 days after the date the Seller receives the Closing Balance Sheet the Seller shall provide to Buyer a Notice of Dispute. Upon receipt of the Notice of Dispute, Buyer shall promptly consult with the Seller with respect to its specified points of disagreement in an effort to resolve the dispute. If any such dispute cannot be resolved by Buyer and the Seller within 20 days after Buyer receives the Notice of Dispute, they shall refer the dispute to a partner in and designated by Ernst & Young LLP, certified public accountants, and reasonably acceptable to the Parties (the "Independent Accountant"), as an expert, and not as an arbitrator, to finally determine, as soon as practicable, and in any event within 30 days after such referral, all points of disagreement with respect to the Closing Balance Sheet. The Parties represent and warrant that none of them or their Affiliates has a material pre-existing relationship with the Independent Accountant. The Independent Accountant shall apply the terms of this Section 2.10, and shall otherwise conduct the arbitration under such procedures as the Parties may agree or, failing such agreement, under the Commercial Arbitration Rules of the American Arbitration Association. The fees and expenses of the arbitration and the Independent Accountant incurred in connection with the arbitration of the Closing Balance Sheet shall be allocated between the Parties by the Independent Accountant in proportion to the extent either Party did not prevail on items in dispute in the Closing Balance Sheet. All determinations by the Independent Accountant shall be final, conclusive and binding with respect to the items in dispute in the Closing Balance Sheet and the allocation of arbitration fees and expenses.

         2.11 POST-CLOSING ADJUSTMENT. The Adjusted Purchase Price shall be determined by reducing or increasing (as the case may be as provided in Section 2.10) the Initial Purchase Price dollar for dollar by the amount, if any, by which the Closing Net Worth on the Closing Balance Sheet determined under Section
                  2.10 is less or more (as the case may be) than the Initial Purchase Price, which shortfall shall be payable by Seller or such excess shall be payable by Buyer (as the case may be as provided in Section 2.9) upon final determination of the Adjusted Purchase Price in accordance with Section 2.10 above.

         2.12     CONTINGENT PAYMENTS.

                  (a)      Subject to the conditions specified in this Section
                           2.12 and the provisions of Section 2.13, the Buyer shall pay to the Seller, the following Contingent
                           Payments:

                           (i) $250,000, if EBT during the year ended December 31, 1998 is not less than one and one-half million dollars ($1,500,000);

                           (ii) $250,000, if EBT during the year ended December 31, 1999 is not less than one and one-half million dollars ($1,500,000); and

                           (iii) two million dollars ($2,000,000), minus any amounts paid pursuant to Sections 2.12(a)(i) and 2.12(a)(ii) hereof, if Cumulative EBT is not less than four and one-half million dollars ($4,500,000); or,

                           (iv) if Cumulative EBT is more than three million dollars ($3,000,000) and less than four and one-half million dollars ($4,500,000), an amount equal to (x) 1.33333 multiplied by Cumulative EBT in excess of $3,000,000, minus (y) any amounts paid pursuant to Sections 2.12(a)(i) and 2.12(a)(ii) hereof. Any Contingent Payment pursuant to Section 2.12(a)(iii) or this Section 2.12(a)(iv) shall bear interest at the rate of six percent (6%) per annum of the amount of such Contingent Payment from the Closing Date to the date of payment.

                  (b)      Each Contingent Payment due pursuant to this Section
                           2.12 shall be paid within ninety (90) days after the end of the year or years in respect of which it is based.

                  (c) From the Closing Date and until such time as Buyer's obligations with respect to the Contingent Payments have been satisfied in full or have expired (the "Contingent Period") or until Buyer's obligations with respect to the Contingent Payments become a fixed obligation under Sections 2.12(d), (e) or (f) below, the Business will be managed in accordance with the following provisions:

                           (i) Ivan Cohen shall act as the President and Chief Operating Officer of the Business under the Employment Contract and shall have full authority over the day-to-day business and affairs of the Business (subject to the fiduciary and statutory duties of the Board of Directors of Buyer (the "Buyer Board") and subject to such authority being exercised in a manner consistent with past practices and in accordance with such policies as Buyer may adopt and make Ivan Cohen aware of which are designed to have the Business comply with applicable law), including the following:

                                    (A)      the making of contracts with
                                             suppliers and customers (provided
                                             that Ivan Cohen must obtain the
                                             consent of the Chief Executive
                                             Officer or the Board of Directors
                                             of the Business for contracts that
                                             involve payments to or from the
                                             Business in excess of $100,000 or
                                             have a term in excess of 12 months
                                             unless such contracts are pursuant
                                             to an ongoing program, or are
                                             consistent with the past practices
                                             of the Business, or are purchase
                                             orders against specific customer
                                             commitments in which event Ivan
                                             Cohen shall only be required to
                                             give prior notice to the Chief
                                             Executive Officer of the Business);
                                             and

                                    (B)      the hiring and discharge of
                                             employees, consultants, sales
                                             representatives, and product
                                             designers and product developers
                                             (together, "Designers"), and the
                                             establishment of compensation rates
                                             for them, provided, however, that
                                             if (a) any such employee,
                                             consultant, sales representative or
                                             Designer is a relative of Ivan
                                             Cohen, (b) any such employee has a
                                             status other than as an "employee
                                             at will" or the future services of
                                             any such consultant, sales
                                             representative or Designer are not
                                             terminable by the Business on
                                             thirty or less days notice, or (c)
                                             the annual salary payable for
                                             any such employee exceeds $100,000,
                                             Ivan Cohen must obtain the consent
                                             of the Chief Executive Officer or
                                             the Board of Directors of the
                                             Business;

                           (ii) the Buyer shall take all such action as shall be reasonably required to maintain, provide and/or arrange for sufficient funds to operate and grow the Business consistent with the managerial authority set forth above and consistent with the latest total annual funding contemplated by the Operating Plan (as defined below) in respect of the then current fiscal year. The "Operating Plan" shall mean the plan submitted by Ivan Cohen to the Buyer Board in respect of each fiscal year during the Contingent Period as approved by the Buyer Board and as amended from time to time by the mutual consent of Ivan Cohen and the Buyer Board or the Chief Executive Officer of the Business. The Operating Plan for the fiscal year ending December 31, 1998 is attached hereto as
                                    Schedule 2.12 and the Operating Plans for the next two fiscal years shall be in substantially the same form as Schedule
                                    2.12. If, in respect of either or both of the fiscal years ending December 31, 1999 and December 31, 2000, Ivan Cohen in good faith submits an operating plan to the Buyer Board which is rejected by the Buyer Board and Ivan Cohen and Buyer fail to resolve their differences with respect to such plan within a reasonable time, the Operating Plan for such fiscal year shall be deemed to be the Operating Plan in effect for the prior fiscal year adjusted to reflect a fifteen percent (15%) increase in the sums provided therein.

                  (d) If Cohen is employed by Buyer pursuant to the terms of the Employment Contract on the date of the occurrence of a Change in Control (as defined below) of Buyer, then upon such occurrence the obligation of Buyer to make any unpaid Contingent Payments shall become a fixed obligation of Buyer and shall no longer be subject to the EBT conditions of Section 2.12(a) or any other condition. For purposes of this
                           Section 2.12, a "Change in Control" shall be deemed to have occurred if and only if an entity, or one or more entities acting as a "Group" within the meaning of Section 13(g) of the Securities Exchange Act of 1934, other than Noel Group, Inc., shall have the then-effective right to vote, or the then-effective right to control the vote, of in excess of 50% of the voting power of Buyer.

                  (e) If the Employment Contract is terminated by Buyer without "Cause" (as defined therein), the obligation of Buyer to make any unpaid Contingent Payments shall become a fixed obligation of Buyer and shall no longer be subject to the EBT conditions of Section 2.12(a) or any other condition all as provided in Section 7 of the Employment Contract.

                  (f) If Cohen shall die while the Employment Contract is in effect, the obligation of Buyer to make any unpaid Contingent Payments shall, to the extent of the proceeds of insurance obtained by the Buyer pursuant to Section 4(c) of the Employment Contract, become a fixed obligation of Buyer and shall no longer be subject to the EBT conditions of Section 2.12(a) or any other condition. Buyer covenants to obtain term insurance on Ivan Cohen's life, solely to the extent available to Buyer on commercially reasonable terms, the face amount from time to time to be equal to the maximum amount of unpaid Contingent Payments which could become payable to Seller hereunder as provided in Section 4(c) of the Employment Contract. The proceeds of such insurance up to the amount of the Contingent Payments payable by Buyer pursuant to this
                           Section 2.12(f) and Section 4(c) of the Employment Contract shall, promptly upon receipt of the same by Buyer, be used to make such Contingent Payments to Seller, or its successors or assigns, as the case may be, all as provided in Section 4(c) of the Employment Contract.

         2.13     ADJUSTMENTS REGARDING INVENTORY

                  (a) The parties agree that the inventory reported in the Financial Statements and on the Closing Balance Sheet will reflect a reserve of one hundred thousand dollars ($100,000). Solely for purposes of calculating EBT and Cumulative EBT under Section 2.12, the value of the inventory reported on the financial statements of the Business at each of December 31, 1998, 1999 and 2000, respectively, shall be adjusted so that such value is reported net of the following amounts (collectively, the "Inventory Reserve Adjustment"):

                           (i) an amount equal to the aggregate book value of all items of inventory within a stock keeping unit of inventory ("SKU") that were on hand at the end of the immediately preceding fiscal year (the "Prior Year End") and with respect to which no items had been sold by the Business during the period (the "Current Year") beginning at the Prior Year End and ending at the end of the then current fiscal year (the "Current Year End");

                           (ii) an amount equal to (x) the aggregate amount by which the book value of all inventory within each SKU that was sold during the Current Year exceeds the consideration received by the Business in respect of the sale of such inventory divided by the number of items of such inventory so sold, multiplied by

                                    (y) the number of items within such SKU
                                    which is on hand at the Current Year End;
                                    and

                           (iii) an amount equal to the aggregate book value of all items of inventory within a SKU that were on hand at the Prior Year End and remained on hand at the Current Year End which is in excess of an amount equal to twelve (12) times the average monthly sales of such items of inventory within the same SKU during the Current Year.

                  (b) If, after giving effect to the Inventory Reserve Adjustment, EBT during the year ended December 31, 1998 is less than one and one-half million dollars ($1,500,000), Seller shall be liable to Buyer in an amount equal to the difference between one and one-half million dollars ($1,500,000) and EBT for the year ended 1998 which amount shall not exceed an amount equal to that portion of the Inventory Reserve Adjustment which is attributable to inventory included on the Closing Balance Sheet less $100,000 (the "Inventory Liability Amount"). Buyer shall be entitled to receive payment of the Inventory Liability Amount, in addition to any other amounts owing to Buyer under this Agreement, from the Escrow Funds in accordance with the terms of the Escrow Agreement. If, notwithstanding giving effect to the Inventory Reserve Adjustment, EBT during the year ended December 31, 1998 is one and one-half million dollars ($1,500,000) or more, Seller shall have no liability to Buyer in respect of the matters set forth in Section 2.13(a)(i), (ii) and (iii) above upon which the Inventory Reserve Adjustment was calculated.

                  (c) Seller shall be entitled to receive from Buyer an amount equal to (x) Cumulative EBT (after giving effect to the Inventory Reserve Adjustment) plus the sum (the "Additional Sum") of $100,000 and the Inventory Liability Amount, minus (y) four and one-half million dollars ($4,500,000), which amount shall not exceed the Additional Sum. Any payment to be made by Buyer pursuant to this Section 2.13(c) shall be made on or before March 31, 2001.

                  (d) All calculations made pursuant to this Section 2.13 shall be made by the Chief Financial Officer of Buyer based upon the relevant financial statements of the Business as audited by Buyer's independent certified public accountants in accordance with GAAP applied consistently with the accounting policies and procedures followed in preparing the Financial Statements (subject to the adjustments reflected in Sections 2.12 and 2.13 and in the definition of "Earnings Before Taxes" in Article I hereof). Any disputes arising under this Section 2.13 shall be resolved in the manner provided in Section 2.10(c).

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         The Seller Group hereby makes the following representations and warranties, each of which is true and correct on the date hereof and, except for changes expressly permitted by this Agreement, shall be true and correct on the Closing Date and each of which shall survive the Closing Date and the transactions contemplated hereby.

         3.1      EXISTENCE AND POWER OF SELLER AND WYCHWOOD.

                  (a) True and complete copies of the articles or certificate of partnership and partnership agreement and all amendments thereto of Seller, certified by a general partner, are attached as Schedule 3.1. Seller is a limited partnership duly organized, validly existing and in good standing under the Laws of the jurisdiction indicated in Schedule 3.1.

                  (b) Wychwood is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.

                  (c) Seller has the legal power and authority to own and use the Assets and to transact the business in which it is engaged, holds all franchises, licenses and permits necessary and required therefor, is duly licensed or qualified to do business and is in good standing in each jurisdiction where such license or qualification is required, except where failure to obtain such license or so qualify will not have a material adverse effect upon the Business, its Business Condition or, to the knowledge of Seller, its prospects. Seller has the legal power to enter into this Agreement and each of the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.

                  (d) Wychwood has the legal power and authority to own and use its properties and to transact the business in which it is engaged, holds all franchises, licenses and permits necessary and required therefor, is duly licensed or qualified to do business and is in good standing in each jurisdiction where such license or qualification is required, except where failure to obtain such license or so qualify will not have a material adverse effect upon its business or the Business, its Business Condition or, to the knowledge of Wychwood, its prospects. Wychwood has the legal power to enter into this Agreement and each of the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.

         3.2      APPROVAL AND ENFORCEABILITY OF AGREEMENT.

                  (a) The execution and delivery of this Agreement and each of the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized, approved and ratified by all necessary action on the part of each Seller Group Person. Certified copies of all required resolutions, authorizations, consents, approvals and/or ratifications are attached as
                           Schedule 3.2 hereto and no such resolution, authorization, consent or approval has been altered, amended, rescinded, repealed or revoked. Pursuant to such resolutions, authorizations, consents, approvals and/or ratifications, each Seller Group Person has full authority to enter into and deliver this Agreement and each of the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.

                  (b) Assuming the due execution and delivery hereof by Buyer, this Agreement and each Ancillary Agreement is the legal, valid and binding obligation of each Seller Group Person that is a party thereto, enforceable against each such Seller Group Person according to its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

         3.3      FINANCIAL STATEMENTS.

                  (a) Attached as Schedule 3.3 hereto are the Financial Statements.

                  (b) The Financial Statements were derived from the books and records of the Business and (i) are true, complete, and correct in all material respects, (ii) present fairly in all material respects, the financial position, results of operations, and cash flows of the Business at the dates and for the periods indicated, and (iii) except as disclosed in
                           Schedule 3.3 hereto, have been prepared in accordance with GAAP applied on a basis consistent with previous periods.

         3.4 EVENTS SUBSEQUENT TO DECEMBER 31, 1997. Since December 31, 1997, except as set forth on Schedule 3.4 or in the Interim Financial Statements, there has been no:

                  (a) change in the Business Condition, or, to the knowledge of Seller, the prospects, of the Business other than changes in the Ordinary Course, none of which have been materially adverse, and no such change will arise from the consummation of the transactions contemplated hereby;

                  (b) loss or threatened loss of a material customer account;

                  (c) damage, destruction or physical loss in excess of $5,000, whether covered by insurance or not, affecting the Purchased Assets;

                  (d) declaration, setting aside, or payment of any dividend or any distribution (in cash or in kind) with respect to any partnership of Seller, other than as permitted by Section 5.1(i) hereof;

                  (e) increase in or commitment to increase compensation, benefits, or other remuneration to or for the benefit of any shareholder, member, partner, director, officer, employee, sales representative or agent of Seller, or, in connection with the Business, any other Person, or any benefits granted under any Plan with or for the benefit of any such shareholder, member, partner, director, officer, employee, agent or Person except, however, ordinary merit increases not unusual in character or amount made in the Ordinary Course of the Business to employees or agents who are not officers, directors, partners or stockholders;

                  (f) transaction entered into or carried out by Seller other than in the Ordinary Course of the Business;

                  (g) borrowing or incurrence of any indebtedness (including letters of credit and foreign exchange contracts), contingent or other, by or on behalf of Seller other than through Seller's regular line of credit described on Schedule 3.4, or any endorsement, assumption, or guarantee of payment or performance of any Indebtedness or Liability of any other Person or entity by Seller;

                  (h) change made by the Seller in its Tax or financial accounting or any Tax election other than the inventory reserve of $100,000;

                  (i)      grant of any Lien with respect to the Purchased
                           Assets;

                  (j) transfer of any Assets other than arm's-length sales, leases, or dispositions in the Ordinary Course of the Business;

                  (k) modification or termination of any material Contract or any material term thereof;

                  (l) lease or acquisition of any capital assets included in the Purchased Assets;

                  (m) loan or advance by the Seller to any Person except normal employee expense advances not in excess of $500;

                  (n) to the knowledge of Seller, incurrence of liability for any tort or any breach or violation of or a default under any Contract or Law which could have a material adverse effect on the Business Condition of the Business; or

                  (o) commitment or agreement by Seller to do any of the foregoing items (d) through (n).

         3.5 INVENTORIES. Seller does not know of any material adverse condition affecting the supply of materials available to the Company, other than (a) general economic and business conditions and governmental (both foreign and domestic) regulations affecting importing and exporting goods the same as or similar to the Company's products and raw materials, or
                  (b) usual and customary conditions arising in the ordinary course of business. Except as set forth on Schedule 3.5, Seller does not hold in connection with the Business any Purchased Assets on consignment and does not have title to or ownership of any Purchased Assets in the possession of others.

         3.6 ACCOUNTS AND NOTES RECEIVABLE. Set forth on Schedule 3.6 hereto are all accounts and notes receivable of Seller and an aging schedule related thereto, each as of April 30, 1998. Such accounts and notes receivable are, and any accounts and notes receivable arising between such date and the Closing Date shall be, valid, genuine and, to the extent not collected prior to the Closing Date, subsisting, and all such accounts and notes receivable arose or will have arisen in the Ordinary Course of the Business. Such accounts and notes receivable are not and will not be on the Closing Date, to the knowledge of the Seller, subject to any defense, set-off, counterclaims or Lien. Except to the extent of any reserve therefor on the Financial Statements or payment prior to Closing, to the knowledge of Seller, all accounts and notes receivable are and will be current and fully collectible.

         3.7 UNDISCLOSED LIABILITIES. Seller does not have, in connection with the Business, any Liabilities whatsoever, known or unknown, asserted or unasserted, liquidated or unliquidated, accrued, absolute, contingent, or otherwise, and there is no basis for any claim against Seller in connection with the Business for any such Liability except (a) to the extent set forth and used in determining the net worth of the Business on the Interim Balance Sheet, (b) to the extent set forth on
                  Schedule 3.7, or (c) Liabilities incurred in the Ordinary Course of the Business since the Interim Balance Sheet Date, none of which will have a material adverse effect upon the Business Condition of the Business.

         3.8      TAXES.

                  (a) All Tax and information Returns required to be filed by Seller on or prior to the Closing Date with respect to Taxes have been or will be timely filed except where failure to so file will not have a material adverse effect on the Business Condition of the Business.

                  (b) All amounts shown on each of such Returns have been paid or will be paid when due.

                  (c) Any Taxes which are to be assumed by Buyer in respect of the Purchased Assets which at the Closing Date are not yet due and owing will be adequately reflected on the Closing Balance Sheet as a liability for Taxes.

                  (d) There are no grounds for the assertion or assessment of any Taxes against Seller, the Purchased Assets or the Business other than those reflected or accrued for on the Closing Balance Sheet.

                  (e) Neither the Purchased Assets nor the Business are and will not be encumbered by any Liens arising out of any unpaid Taxes and there are no grounds for the assertion or assessment of any Liens against the Purchased Assets or the Business in respect of any Taxes (other than Liens for Taxes if payment thereof is not yet required, and which are set forth on
                           Schedule 3.8 hereto).

                  (f) The transactions contemplated by this Agreement will not give rise to (i) the creation of any Liens against the Purchased Assets or the Business in respect of any Taxes or (ii) the assertion of any additional Taxes against the Purchased Assets or the Business.

                  (g) There is no action or proceeding or unresolved claim for assessment or collection, pending or threatened, by, or present or expected dispute with, any Government authority for assessment or collection from Seller of any Taxes of any nature affecting the Purchased Assets or the Business.

                  (h) There is no extension or waiver of the period for assertion of any Taxes against Seller affecting the Purchased Assets or the Business.

                  (i) None of the Purchased Assets or Assumed Liabilities will constitute a partnership, joint venture, or other arrangement or contract that could be treated as a partnership for federal income tax purposes.

                  (j) None of the Purchased Assets consist of stock in a subsidiary of Seller.

                  (k) None of the Purchased Assets is subject to a tax indemnification agreement.

         3.9      PERSONAL PROPERTY -- OWNED. Except as set forth on Schedule
                  3.9 and Schedule 3.11 hereto, Seller has good and marketable title to all personal property included in the Purchased Assets, including in each case all personal property reflected on the Interim Balance Sheet or acquired after the date thereof (except any personal property subsequently sold in the Ordinary

                  Course of the Business), free and clear of all Liens, and there exists no restriction on the use or transfer of such property.

         3.10     REAL AND PERSONAL PROPERTY -- LEASED FROM SELLER. Set forth on
                  Schedule 3.10 hereto is a description of each lease under which Seller is the lessor of any real or personal property in connection with the Business. Seller has delivered to Buyer a true, correct and complete copy of each lease identified on
                  Schedule 3.10. The premises or property described in such leases are presently occupied or used by the respective lessees under the terms of such leases. All rentals or other payments due under such leases have been paid and there exists no default under the terms of any of such leases and no event has occurred which, upon passage of time or the giving of notice, or both, would result in any event of default or prevent Seller from exercising and obtaining the benefits of any rights contained therein. No consent is necessary for the assignment or conveyance of such leases to Buyer, and upon the Closing Buyer will have all right, title and interest of the lessor under the terms of such leases, free of all Liens.

         3.11     REAL AND PERSONAL PROPERTY -- LEASED TO SELLER. Set forth on
                  Schedule 3.11(a) hereto is a description of each lease under which Seller is the lessee of any real property in connection with the Business, and on Schedule 3.11(b) hereto is a description of each lease under which Seller is the lessee of any personal property in connection with the Business. Seller has delivered to Buyer a true, correct and complete copy of each lease identified on Schedules 3.11(a) and 3.11(b) except as indicated thereon. The premises or property described in said leases are presently occupied or used by Seller as lessee under the terms of such leases. Except as set forth on Schedules 3.11(a) and 3.11(b), all rentals due under such leases have been paid and there exists no default by Seller, or to the knowledge of Seller, by any other party to such leases under the terms of any such leases and, to the knowledge of Seller, no event has occurred which, upon passage of time or the giving of notice, or both, would result in any event of default or prevent Seller from exercising and obtaining the benefits of any rights or options contained therein. Seller has all right, title and interest of the lessee under the terms of said leases, free of all Liens (other than the Permitted Liens) and all such leases are valid and in full force and effect. Except as set forth on Schedules 3.11(a) and 3.11(b), no consent is necessary for the assignment to Buyer of such leases under which Seller is lessee. Upon the Closing, Buyer will have all right, title and interest of the lessee under the terms of such leases, free of all Liens (other than Permitted Liens). There is no default or basis for acceleration or termination under, nor, to the knowledge of Seller, has any event occurred nor does any condition exist which, with the passage of time or the giving of notice, or both, would constitute a default or basis for acceleration under any underlying lease, agreement, mortgage or deed of trust which default or basis for acceleration would have a material adverse effect on any lease described on Schedules 3.11(a) or 3.11(b) or the property or use of the property covered by such lease. Subject to any consent required of a lessor as set forth on Schedules 3.11(a) and 3.11(b), there will be no default or basis for acceleration under any such underlying lease, agreement, mortgage or deed of trust as a result of the transactions provided for in this Agreement.

         3.12     INTELLECTUAL PROPERTY.

                  (a) Schedule 3.12 contains a true, complete and accurate list of all the Intellectual Property. Schedule 3.12 accurately identifies, where appropriate, one or more of the following, by country, for each item of the Intellectual Property: filing date, issue date, classification of invention or goods covered, licenser, license date and licensed subject matter.
                           Schedule 3.12 contains a complete and accurate list of all licenses and other rights granted by Seller to any third party with respect to any item of the Intellectual Property. True, complete and correct copies of the forms of such customer licenses are included as part of Schedule 3.12.

                  (b) Except as set forth on Schedule 3.12: (i) the Intellectual Property is valid and enforceable and encompasses all proprietary rights necessary or used for the conduct of the Business as presently conducted or proposed to be conducted (in each case free and clear of all Liens); (ii) Seller has taken all actions necessary to maintain and protect the Intellectual Property owned by it or which, pursuant to a license, it is required to maintain and protect;
                           (iii) to the knowledge of Seller, the owners of the Intellectual Property licensed to Seller have taken all actions necessary to maintain and protect the Intellectual Property subject to such licenses; (iv) there has been no claim made against Seller asserting the invalidity, misuse or unenforceability of any of the Intellectual Property or challenging Seller's right to use or ownership of any of the Intellectual Property, and there are no grounds for any such claim or challenge; (v) Seller is not aware of any infringement or misappropriation of any of the Intellectual Property or of any facts raising a likelihood of infringement or misappropriation; (vi) the conduct of the Business has not infringed or misappropriated, and does not infringe or misappropriate, any intellectual property or proprietary right of any other entity; (vii) no loss of any of the Intellectual Property is threatened or pending; and (viii) the consummation of the transactions contemplated by this Agreement will not alter, impair or extinguish any of the Intellectual Property.

         3.13 NECESSARY PROPERTY AND TRANSFER OF PURCHASED ASSETS. The Purchased Assets and the Assumed Liabilities constitute all of each Seller Group Person's property and property rights now used or necessary for the conduct of the Business in the manner and to the extent presently conducted or planned by the Seller Group Persons. Except as set forth on Schedule 3.13, no such assets or property are in the possession of others and the Seller holds no property on consignment. Except as set forth on
                  Schedule 3.13 hereto, no consent is necessary to, and there exists no restriction on, the transfer of any of the Purchased Assets or the assignment of the Assumed Liabilities to Buyer. Except as set forth on Schedule 3.13, there exists no condition, restriction or reservation affecting the title to or utility of the Purchased Assets or Assumed Liabilities which would prevent Buyer from occupying or utilizing the Purchased Assets or enforcing the rights under the Assumed Liabilities, or any part thereof, to the same full extent that Seller might continue to do so if the sale and transfer contemplated hereby did not take place. Upon the Closing, good and marketable title to the Purchased Assets and the rights under the Assumed Liabilities shall be vested in Buyer free and clear of all Liens (other than Permitted Liens).

         3.14 USE AND CONDITION OF PROPERTY. All of the Purchased Assets are in good operating condition and repair (ordinary wear and tear excepted) as required for their use in the Business as presently conducted or planned, and conform to all applicable Laws, and no notice of any violation of any Law relating to any of the Purchased Assets has been received by Seller except such as have been fully complied with. There is no proposed, pending or threatened condemnation proceeding or similar action affecting the Purchased Assets or with respect to any streets or public amenities appurtenant thereto or in the vicinity thereof which would have a material adverse effect on the Business Condition of the Business or the use of the Purchased Assets.

         3.15 LICENSES AND PERMITS. Set forth on Schedule 3.15 hereto is a description of each license or permit required for the conduct of the Business together with the name of the Government agency or entity issuing such license or permit. Such licenses and permits are valid and in full force and effect in all material respects. Except as noted on Schedule 3.15, such licenses and permits are freely transferable by Seller, and upon Closing Buyer will have all right, title and interest of the holder thereof.

         3.16     CONTRACTS/PURCHASE ORDERS -- DISCLOSURE.

                  (a) Except as set forth in Schedule 3.16(a) there is not outstanding:

                           (i) any single Contract providing for an expenditure by Seller in excess of $2,500, Contracts with the same or affiliated vendor(s) providing for an expenditure by any Seller Group Person in excess of $2,500, or any Contracts in the aggregate providing for expenditures by Seller in excess of $2,500, for the purchase of any real property, machinery, equipment or other items which are in the nature of capital investment;

                           (ii) in connection with the Business, any revocable or irrevocable guaranty, indemnity, or power of attorney;

                           (iii) in connection with the Business, any evidence of indebtedness, loan agreement, indenture, promissory note, letter of credit, foreign exchange contract, conditional sales agreement or other similar type of agreement;

                           (iv) any Contract which involves (x) a sharing of profits, (y) future payments of $2,500 or more per annum to other Persons, or (z) any joint venture, partnership or similar arrangement;

                           (v) any Contract involving any sales agency, sales representation, distributorship or franchise;

                           (vi) any Contract containing covenants limiting the freedom of Seller, in connection with the Business, to compete in any line of business or with any Person or in any area;

                           (vii) any Contract not made in the Ordinary Course of the Business; or

                           (viii) any other Contract which is material to the Business which is not cancelable without penalty on thirty (30) days notice or less and which is not set forth on another Schedule.

                  (b) Except as set forth in Schedule 3.16(b) there is not outstanding:

                           (i) any single Purchase Order providing for an expenditure by Seller in excess of $5,000, Purchase Orders with the same or affiliated vendor(s) providing for an expenditure by Seller in excess of $5,000, or Purchase Orders in the aggregate providing for expenditures by Seller in excess of $5,000, for the purchase of raw materials, supplies, component parts or any other items or services;

                           (ii) any Purchase Order to sell products or to provide services to third Persons which (x) to the knowledge of Seller, except as set forth on Schedule 3.17 is at a price which would result in a net loss on the sale of such products or providing of such services,
                                    (y) is pursuant to terms or conditions which the Seller cannot reasonably expect to satisfy or fulfill in their entirety, or (z) involves more than $5,000 or which, together with all other Purchase Orders to or with the same party or affiliated parties involves more than $5,000;

                           (iii) any Purchase Order for materials, supplies, component parts or other items or services in excess of the normal, ordinary, usual and current requirements of the Business or at a price in excess of the current reasonable market price;

                           (iv) any Purchase Order not made in the Ordinary Course of the Business; or

                           (v) any other Purchase Order which is material to the Business which is not cancelable without penalty on thirty (30) days notice or less and which is not set forth on another Schedule.

         3.17     CONTRACTS/PURCHASE ORDERS -- VALIDITY, ETC.

                  (a) Each Contract and Purchase Order is a valid and binding obligation of Seller and, to the knowledge of Seller, the other parties thereto and is enforceable in accordance with its terms, and in full force and effect.

                  (b) Neither Seller nor, to the knowledge of Seller, any other party to any Contract or Purchase Order is in breach or violation thereof or default thereunder in any material respect. No event has occurred which, through the passage of time or the giving of notice, or both, would constitute, and neither the execution of this Agreement nor the Closing do or will constitute or result in, a breach or violation of or default under any Contract or Purchase Order by Seller, or would cause the acceleration of any obligation of any party thereto or the creation of a Lien upon any Purchased Asset.

                  (c) To the knowledge of Seller, no obligations under Contracts or Purchase Orders for the sale of goods will result in a loss to Buyer or would result in a loss to Seller, assuming it had continued in the Business except as set forth on Schedule 3.17.

                  (d) Except as set forth on Schedule 3.13, each Contract and Purchase Order will be duly assigned to Buyer on the Closing Date and upon such assignment, Buyer will acquire all right, title and interest of Seller Group Person in and to such Contract or Purchase Order and will be substituted for Seller under the terms of such Contract or Purchase Order. Except as set forth on Schedule 3.13, no consent is required for such assignment.

         3.18 NO BREACH OF LAW OR GOVERNING DOCUMENTS. Each of Seller and Wychwood has in all material respects complied with and is not in any material respect in default under or in breach or violation of any applicable Law of any Government body, or the provisions of any franchise or license in connection with the Business. Neither Seller nor Wychwood is in default under or in breach or violation of any provision of its articles or certificate of partnership or association or its partnership agreement or its certificate of incorporation or by-laws. Neither the execution of this Agreement or any Ancillary Agreement nor the Closing do or will constitute or result in any such default, breach or violation.

         3.19     LITIGATION AND ARBITRATION. Except as set forth on Schedule
                  3.19 hereto, there is no suit, claim, action or proceeding now pending or, to the best knowledge of Seller, threatened before any court, grand jury, administrative or regulatory body, Government agency, arbitration or mediation panel or similar body, nor are there any grounds therefor, to which any Seller Group Person is a party in connection with the Business or which may result in any judgment, order, decree, liability, award or other determination which will, or could, have any material adverse effect upon any Purchased Asset or upon the Business Condition of the Business. No such judgment, order, decree or award has been entered against any Seller Group Person nor has any such liability been incurred which has, or could have, such effect. There is no claim, action or proceeding now pending or threatened before any court, grand jury, administrative or regulatory body, Government agency, arbitration or mediation panel or similar body which will, or could, prevent or hamper the consummation of the transactions contemplated by this Agreement, and the Seller has not been or been threatened to be subject to, and there are no grounds known to Seller for, any suit, claim, litigation, proceeding (administrative, judicial, or in arbitration, mediation or alternative dispute resolution), Government or grand jury investigation, or other action or order, writ, injunction, or decree of any court or other Government relating to personal injury, death, or property or economic damage arising from products of the Seller.

         3.20     OFFICERS, DIRECTORS, EMPLOYEES AND CONSULTANTS. Set forth on
                  Schedule 3.20 hereto is a complete list of

                  (a)      all partners of Seller;

                  (b)      all officers (with office held) of Seller;

                  (c) all employees of Seller who earn $20,000 or more per year;

                  (d)      all consultants to Seller; and

                  (e)      all sale representatives.

         together, in each case, with the current rate of compensation payable to each.

         3.21 INDEBTEDNESS TO AND FROM OFFICERS, DIRECTORS AND OTHERS. Except as set forth on Schedule 3.21, (a) Seller is not indebted to any partner, officer, employee or agent of Seller except for amounts due as normal salaries, commissions, wages and bonuses and in reimbursement of ordinary expenses on a current basis and (b) no partner, officer, employee or agent of Seller is indebted to Seller in connection with the Business, except for advancements for ordinary business expenses in a normal amount.

         3.22     OUTSIDE FINANCIAL INTERESTS. Except as identified on Schedule
                  3.22 hereto, no officer or director of Seller nor the owner of more than 5% of the equity of Seller has any direct or indirect financial interest in any competitor with or supplier or customer of Seller; provided, however, that for this purpose ownership of corporate securities having no more than 2% of the outstanding voting power of any competitor, supplier or customer which securities are listed on any national securities exchange or authorized for quotation on the Automated Quotations System of the National Association of Securities Dealers, Inc. shall not be deemed to be such a financial interest provided such Person has no other connection or relationship with such competitor, supplier or customer.

         3.23 PAYMENTS, COMPENSATION AND PERQUISITES OF AGENTS AND EMPLOYEES. All payments to agents, consultants and others made by Seller in connection with the Business have been in payment of bona fide fees and commissions and not as bribes, illegal or improper payments. Seller has properly and accurately reflected on its books and records all compensation paid to and perquisites provided to or on behalf of its consultants, agents and employees. Such compensation and perquisites have been properly and accurately disclosed in the Financial Statements.


         3.24     EMPLOYEE BENEFIT PLANS.

                  (a) Disclosure. Schedule 3.24 describes all pension, thrift, savings, profit sharing, retirement, incentive bonus or other bonus, medical, dental, life, accident insurance, benefit, employee welfare, disability, group insurance, stock appreciation, stock option, executive or deferred compensation, hospitalization and other similar fringe or employee benefit plans, programs and arrangements, whether or not written, and any, whether written or unwritten, employment or consulting contracts, "golden parachutes," collective bargaining agreements, severance agreements or plans, vacation and sick leave plans, programs, arrangements and policies, including, without limitation, all "employee benefit plans" (as defined in Section 3(3) of ERISA, all employee manuals, and all written statements of policies relating to employment, which are provided to, for the benefit of, or relate to, any persons ("Employees") employed by Seller. The items described in the foregoing sentence are hereinafter sometimes referred to collectively as "Employee Plans/Agreements," and each individually as an "Employee Plan/Agreement." Each of the Employee

                           Plans/Agreements has been furnished to Buyer. No Employee Plan/Agreement is a "multiemployer plan" (as defined in Section 4001 of ERISA), and Seller has never contributed nor been obligated to contribute to any such multiemployer plan. Seller has furnished Buyer with respect to each Employee Plan/Agreement the three most recent annual reports prepared in connection therewith (Form 5500 including all schedules thereto) or, if an Employee Plan/Agreement has been in existence for less than three years, the annual report prepared for each year such Employee Plan/Agreement has been in existence. There are no negotiations, written demands or proposals which are pending which concern matters now covered, or that would be covered, by the type of agreements, arrangements, plans or policies listed in this Section. Seller has at all times operated the Business and conducted its employment practices in all material respects in accordance with the terms of the Employee Plans/Agreements.

                  (b) Prohibited Transactions, etc. There have been no "prohibited transactions" within the meaning of
                           Section 406 or 407 of ERISA or Section 4975 of the Code for which a statutory or administrative exemption does not exist with respect to any Employee Plan/Agreement.

                  (c) Payments and Compliance. With respect to each Employee Plan/Agreement (A) all payments due from Seller to date have been made and all amounts properly accrued to date as liabilities of Seller which have not been paid have been properly recorded on the books of Seller and are reflected in Seller's most recent balance sheet; (B) all reports and information relating to each such Employee Plan/Agreement required to be disclosed or provided to participants or their beneficiaries have been timely disclosed or provided; and (C) each such Employee Plan/Agreement which is intended to qualify under Section 401 of the Code has received a favorable determination letter from the Internal Revenue Service with respect to such qualification, its related trust has been determined to be exempt from taxation under Section 501(a) of the Code, and nothing has occurred since the date of such letter that would adversely affect such qualification or exemption. Each trust created under any such Employee Plan/Arrangement is exempt from tax under Section 501(a) of the Code and has been so exempt during the period from creation to date. Seller has furnished Buyer with the most recent determination letters of the Internal Revenue Service relating to each such Employee Plan/Arrangement. Each Employee Plan/Arrangement has been maintained in compliance with its terms and with the requirements prescribed by any and all applicable Laws, including but not limited to ERISA and the Code.

                  (d)      Post-Retirement Benefits. Except as set forth on
                           Schedule 3.24, no Employee Plan/Agreement provides benefits, including, without limitation, death or medical benefits (whether or not insured) with respect to current or former employees of Seller beyond their retirement or other termination of service other than (A) continuation coverage mandated by Section 4980B(f) of the Code ("Continuation Coverage"), (B) death or pension benefits under any Employee Plan/Agreement that is an employee pension benefit plan, (C) deferred compensation benefits accrued as liabilities on the books of Seller (including Seller's most recent balance sheet), (D) disability benefits under any Employee Plan/Agreement that is an employee welfare benefit plan and which have been fully provided for by insurance or otherwise, or (E) benefits in the nature of severance pay. No tax under Section 4980B of the Code has been incurred in respect of an Employee Plan/Agreement that is a group health plan, as defined in Section 5000(b)(1) of the Code.

                  (e)      No Triggering of Obligations. Except as set forth on
                           Schedule 3.24 other than by reason of actions taken by Buyer following the Closing, the consummation of the transaction contemplated by this Agreement will not (A) entitle any current or former employee of Seller to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, (B) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or former employee, (C) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available, or (D) give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

                  (f) International Plans. Seller does not maintain any Employee Plan/Agreement covering any Employee or former Employee outside of the United States and Seller has never contributed to nor been obligated to contribute to any such Employee Plan/Agreement.


         3.25 TERMINATED PLANS. Set forth on Schedule 3.25 hereto are all employee benefit plans which Seller has terminated or taken action to terminate since January 1, 1995. Such terminations have been carried out in all material respects in accordance with all provisions of applicable law, including without limitation all applicable provisions of the Code and ERISA. Except as described on Schedule 3.25 hereto, the Seller has no liability to any Person or entity, including without limitation the PBGC, any other Government agency or any participant in or beneficiary of any such plan, nor is the Seller liable for any excise, income or other tax or penalty as a result of such termination. Seller has obtained a notice of sufficiency from the PBGC and a favorable determination letter from the IRS with respect to the termination of each of such plans (complete and correct copies of which have been delivered to Buyer). The notices of sufficiency and favorable determination letters were received after full and accurate disclosure of all material facts to the appropriate Government agencies.

         3.26 OVERTIME, BACK WAGES, VACATION AND MINIMUM WAGES. No present or former employee of Seller in connection with the Business has any claim against Seller (whether under any Law, Contract, or otherwise) on account of or for (a) overtime pay, other than overtime pay for the current payroll period, (b) wages or salary (excluding current bonus, accruals and amounts accruing under pension and profit-sharing Plans) for any period other than the current payroll period, (c) vacation, time off or pay in lieu of vacation or time off, other than that earned in respect of the current fiscal year, (d) any violation of any Law relating to minimum wages, child labor or maximum hours of work except as accrued on the Closing Balance Sheet.

         3.27 DISCRIMINATION, WORKERS COMPENSATION AND OCCUPATIONAL SAFETY AND HEALTH. No Person or party (including, but not limited to, Government agencies of any kind) has any claim, notice of claim, charge, lawsuit or basis for any thereof, against Seller in connection with the Business arising out of any Law relating to discrimination in employment or employment practices or occupational safety and health standards, and no such claim, notice of claim, charge or lawsuit is pending or, to the best knowledge of Seller, threatened against Seller. Since January 1, 1997, Seller has not received any notice in connection with the Business from any Person alleging a violation of any such Law or occupational safety or health standards. Seller has no outstanding Contracts or obligations to indemnify any person for violation of the Laws and standards set forth in this Section. Seller has filed EEO-1 reports and affirmative action plans with appropriate Government agencies. Except as set forth on Schedule 3.27, there are no pending workers compensation claims involving Seller and there have never been any workers compensation claims against Seller relating to the use or existence of asbestos in any of Seller's products. Seller has delivered to Buyer a true, correct and complete list of all workers compensation claims made over the three years preceding the date hereof.

         3.28 ALIEN EMPLOYMENT ELIGIBILITY. With respect to each Person employed by Seller in the Business on or after May 1, 1987, and who actually commenced such employment on or after November 6, 1986, (a) Seller hired such Person in compliance with the Immigration Reform and Control Act of 1986 and the rules and regulations thereunder ("IRCA") and (b) Seller has complied in all material respects with all recordkeeping and other regulatory requirements under IRCA.

         3.29     LABOR DISPUTES; UNFAIR LABOR PRACTICES. Except as set forth on
                  Schedule 3.29, there is neither pending nor, to the best knowledge of Seller, threatened any labor dispute, strike or work stoppage which affects or which reasonably may be expected to affect the Business Condition of the Business. Except as set forth on
                  Schedule 3.29, within the past three years, neither Seller nor any of its agents, representatives or employees has committed any unfair labor practice, as defined in the National Labor Relations Act of 1947, as amended. There is not now pending or threatened any charge or complaint against Seller by the National Labor Relations Board, any state or local labor or employment agency or any representative thereof, and the execution of this Agreement and the consummation of the transaction contemplated by this Agreement will not result in any such charge or complaint.

         3.30 INSURANCE POLICIES. Set forth on Schedule 3.30 hereto is a list of all insurance policies and bonds in force covering or relating to the Purchased Assets or the Business, including without limitation all properties, operations or personnel of Seller. Policies thereon described evidence insurance in such amounts and against such risks and losses as are generally maintained with respect to comparable businesses and properties.

         3.31 GUARANTEES. Except as set forth on Schedule 3.31 hereto, Seller is not a guarantor, indemnitor, surety or accommodation party or otherwise liable for any indebtedness of any other Person, firm or corporation except as endorser of checks received and deposited in the ordinary course of business.

         3.32 PRODUCT WARRANTIES. Set forth on Schedule 3.32 hereto are the standard forms of product warranties and guarantees used in the Business, and copies of all other material product warranties and guarantees, and a summary of all oral product warranties used by Seller if different from the foregoing. Except as specifically described on Schedules 3.32 or 3.33 since January 1, 1997 no product warranty or similar claims have been made against Seller except routine claims as to which, in the aggregate, losses and expenses in respect of repair or replacement of merchandise do not and will not exceed $15,000. Except as specifically described on Schedules
                  3.32 or 3.33 the aggregate loss and expense attributable to all product, warranty and similar claims now pending or which, to the knowledge of Seller, may hereafter be asserted with respect to products in inventory (other than in transit to the Business) or sold on or prior to the Effective Date will not exceed $15,000. No Person or party (including, but not limited to, Government agencies of any kind) has any claim, or basis for any action or proceeding, against Seller under any Law relating to unfair competition, false advertising or other similar claims arising out of product warranties, guarantees, specifications, manuals or brochures used in the Business.

         3.33 PRODUCT LIABILITY CLAIMS. Except as described on Schedule 3.33, since January 1, 1997, Seller has not received notice or information as to any claim or allegation of injury, death, or property or economic damages, any claim for punitive or exemplary damages, any claim for contribution or indemnification, or any claim for injunctive relief in connection with any product manufactured, sold, distributed or otherwise put in commerce by or in connection with any service provided by Seller (collectively, "Product Liability Claims"), except for routine claims described and quantified pursuant to Section
                  3.32. The reserves for Product Liability Claims reflected in the Closing Balance Sheet shall be, to the knowledge of Seller, adequate to cover all loss and expense attributable to any and all Product Liability Claims with respect to products manufactured, sold or distributed or services provided prior to the Closing Date which are asserted after the date of this Agreement exclusive of any recovery or coverage under any insurance policy.

         3.34     PRODUCT SAFETY AUTHORITIES. Except as set forth on Schedule
                  3.34 hereto, no Person has been required to file any notification or other report with or provide information to any Government agency or product safety standards group concerning actual or potential defects or hazards with respect to any product manufactured, sold, distributed or otherwise put in commerce in connection with the Business, and there exist no grounds for the recall of any such product.

         3.35     ENVIRONMENTAL MATTERS.

                  (a) Except as set forth on Schedule 3.35, all assets and property currently or previously owned, leased, operated, or used by the Seller, all current or previous conditions on and uses of the Environmental Property, and all current or previous ownership or operation of the Seller or the Environmental Property (including without limitation transportation and disposal of Hazardous Materials by or for the Seller), in all material respects, comply and have at all times complied with, and do not cause, have not caused, and will not cause liability to be incurred by the Seller under any Environmental Law. Except as set forth on Schedule 3.35, the Seller is not in violation of and has not violated any Environmental Law.

                  (b) Except as set forth on Schedule 3.35, the Seller has properly obtained and is in compliance, in all material respects, with all Environmental Permits. No deficiencies have been asserted by any such Government or authority with respect to such items.

                  (c) Except as set forth on Schedule 3.35, there has been no spill, discharge, leak, leaching, emission, migration, injection, disposal, escape, dumping, or release of any kind on, beneath, above, or into the Environmental Property or into the environment surrounding the Environmental Property of any Hazardous Materials, since the date any Seller Group Person acquired an interest (leasehold or otherwise) in such Environmental Property or, to the knowledge of Seller, prior to such date.

                  (d) Except as set forth on Schedule 3.35, there are and have been no (i) Hazardous Materials stored, disposed of, generated, manufactured, refined, transported, produced, or treated at, upon, or from the Environmental Property; (ii) asbestos fibers or materials or polychlorinated biphenyls on or beneath the Environmental Property, or (iii) underground storage tanks on or beneath the Environmental Property, since the date any Seller Group Person acquired an interest (leasehold or otherwise) in such Environmental Property or, to the knowledge of Seller, prior to such date.

                  (e) The Seller has delivered to Buyer, prior to the execution and delivery of this Agreement, complete copies of any and all (i) documents received by the Seller from, or submitted by the Seller to, the U.S. Environmental Protection Agency (the "EPA") and/or any state, county or municipal environmental or health agency concerning the environmental condition of the Environmental Property or the effect of the Seller's operations on the environmental condition of the Environmental Property; and (ii) reviews, audits, reports, or other analyses concerning the Environmental Property.

                  (f) No expenditure will be required in order for the Seller to comply with any Environmental Laws in effect at the time of the Closing in connection with the operation or continued operation of the Business or the Environmental Property in a manner consistent with the current operation thereof by the Seller.

                  (g) Except as set forth in Schedule 3.35, there never has been pending or threatened against the Seller or, to the knowledge of Seller, any other person or entity to the extent that such other person or entity from time to time has owned, leased, occupied or conducted operations on the Environmental Property, any civil, criminal or administrative action, suit, summons, citation, complaint, claim, notice, demand, request, judgment, order, Lien, proceeding, hearing, study, inquiry or investigation based on or related to an Environmental Permit or an Environmental Law.

                  (h) Except as set forth in Schedule 3.35, neither the Seller, nor, to the knowledge of Seller, any other Person or entity to the extent that such other Person or entity from time to time has owned, leased, occupied or conducted operations on the Environmental Property, has ever received from any Person any notice of, or has any knowledge of, any past, present or anticipated future events, conditions, circumstances, activities, practices, incidents, actions, agreements or plans that could: (i) interfere with, prevent, or increase the costs of compliance or continued compliance with any Environmental Permits or any renewal or transfer thereof or any Environmental Law; (ii) make more stringent any restriction, limitation, requirement or condition under any Environmental Law or any Environmental Permit in connection with the operations on the Environmental Property; or (iii) give rise to any liability, loss or expense, or form the basis of any civil, criminal or administrative action, suit, summons, citation, complaint, claim, notice, demand, request, judgment, order, Lien, proceeding, hearing, study, inquiry or investigation involving the Environmental Property or the Seller, based on or related to an Environmental Permit or an Environmental Law or to the presence, manufacture, generation, refining, processing, distribution, use, sale, treatment, recycling, receipt, storage, disposal, transport, handling, emission, discharge, release or threatened release of any Hazardous Materials.

                  (i) The Seller has not transported or arranged for the transportation of any Hazardous Materials to any location which is: (i) listed on, or proposed for listing on, the EPA's National Priorities List published at 40 CFR Part 300 or on any similar state list; or (ii) the subject of any regulatory action which may lead to claims against the Seller for damages to natural resources, personal injury, clean-up costs or clean-up work.

                  (j) Schedule 3.35 contains a list of all sites where the Seller's Hazardous Materials may have been sent in the past, or are currently being sent for disposal, treatment, recycling or storage, including the address of each such site, and a description and estimate of the amount of the Hazardous Materials disposed of, treated, recycled or stored at each such site.

                  (k) Schedule 3.35 contains a list containing the name and address of each person, firm, corporation or other entity engaged in the handling, transportation or disposal of the Seller's Hazardous Materials, a description of such Hazardous Materials, and an estimate of the amount of such Hazardous Materials.

         3.36 BROKER'S FEES. Except as described on Schedule 3.36, Seller has not retained any broker, finder or agent or agreed to pay any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement.

         3.37 FOREIGN ASSETS. Except as set forth on Schedule 3.37, Seller does not have in connection with the Business any interest in any real property or tangible or intangible property located outside of the United States, including any stock, securities or investments in, claims against, or receivables from any entities or Persons with substantially all their property or business so located.

         3.38 FOREIGN OPERATIONS AND EXPORT CONTROL. Seller has at all times conducted the Business and operated:

                  (a) pursuant to valid permits, licenses, certificates, accreditations and qualifications to do business in all jurisdictions outside the United States where such permits, licenses, certificates, accreditations and qualifications are required by local Law except where the failure to so qualify would not have a material adverse effect on the Business Condition of the Business or, to the knowledge of Seller, its prospects;

                  (b) in compliance with all applicable foreign Laws, including without limitation Laws relating to foreign investment, foreign exchange control, immigration, employment and taxation, and no claims have been filed against Seller and no investigations are pending or threatened against Seller alleging a violation of any such Laws;

                  (c) without notice of violation of and in compliance with all relevant anti-boycott legislation, including without limitation the Tax Reform Act of 1976, as amended, the Export Administration Act of 1979, as amended, the Export Administration Amendments Act of 1985, and regulations thereunder, including all reporting requirements, the International Traffic in Arms regulations, and the regulations of the Office of Foreign Assets Control of the U.S. Treasury Department;

                  (d) without violation of and pursuant to any required export licenses granted under the Export Administration Act of 1979, as amended, and the Export Administration Amendments Acts of 1981 and 1985, and regulations thereunder, which licenses are described on Schedule 3.38; and

                  (e) without violation of the Foreign Corrupt Practices Act of 1977, and regulations thereunder.

         3.39 ABSENCE OF SENSITIVE PAYMENTS. Neither Seller nor any partner, officer, director, manager, agent or employee of Seller, in connection with the Business:

                  (a) has made or authorized any contributions, payments or gifts of funds or property to any Government official, employee or agent where either the payment or the purpose of such contribution, payment or gift was or is illegal under (i) the Foreign Corrupt Practices Act and the regulations adopted thereto, or
                           (ii) applicable local Laws;

                  (b) has directly or indirectly made any contribution to candidates for public office which would be a violation of (i) the Foreign Corrupt Practices Act and the regulations adopted thereto, or (ii) applicable local Laws; or

                  (c) maintains any unrecorded fund or asset for any purpose.

         3.40 TRUTHFULNESS. No representation or warranty of Seller herein and no statement, information or certificate furnished or to be furnished by or on behalf of Seller or its counsel, accountants or other agents pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. To the knowledge of Seller, there is no fact or development, actual or prospective, other than general economic conditions, which adversely affects or in the future might reasonably be expected adversely to affect the Business, the Purchased Assets or the rights under the Assumed Liabilities in any material respect which has not been set forth or described in this Agreement or in the Schedules hereto.

         3.41 BANK ACCOUNTS OF SELLER Set forth on Schedule 3.41 hereto is a list of all bank accounts and safe deposit boxes maintained by Seller, together with the names of all Persons who are authorized signatories or have access thereto.

         3.42 BOOKS AND RECORDS. The books of account of Seller are in all material respects complete and correct, have been maintained in accordance with good business practices and the matters contained therein are accurately reflected in all material respects on the Financial Statements.

         3.43 AFFILIATES. Except as set forth on Schedule 3.43, the Seller has no Affiliates.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer hereby makes the following representations and warranties, each of which is true and correct on the date hereof and, except for changes expressly permitted by this Agreement, shall be true and correct on the Closing Date and each of which shall survive the Closing Date and the sale contemplated hereby.

         4.1 CORPORATE EXISTENCE OF BUYER. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and is duly qualified as a foreign corporation and is in good standing in each jurisdiction where such qualification is required except where failure to so qualify will not have a material adverse effect on Buyer. Buyer has the corporate power and authority to own and use its properties and to transact the business in which it is engaged. In the event Buyer assigns its rights and obligations hereunder to a subsidiary or Affiliate, as provided in Section 12.1 hereof, such subsidiary or Affiliate will be a corporation duly organized, validly existing and in good standing under the Laws of its state of incorporation; and such subsidiary or Affiliate will have the corporate power and authority to own and use its property and to transact the business in which it is engaged.

         4.2 APPROVAL OF AGREEMENT. The execution and delivery of this Agreement and each of the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized, approved and ratified by all necessary action on the part of Buyer. Certified copies of all required resolutions, authorizations, consents, approvals and/or ratifications are attached as Schedule 4.2 hereto and no such resolution, authorization, consent or approval has been altered, amended, rescinded, repealed or revoked. Pursuant to such resolutions, authorizations, consents, approvals and/or ratifications, Buyer has full authority to enter into and deliver this Agreement and the Ancillary Agreements, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. In the event Buyer assigns its rights and obligations hereunder to a wholly-owned subsidiary or Affiliate, as provided in Section
                  12.1 hereof, such assignment will have been approved by all necessary corporate action of such subsidiary or Affiliate, and such subsidiary or Affiliate will have full power and authority to perform its obligations hereunder and under the Ancillary Agreements.

         4.3 NO BREACH OF ARTICLES OR INDENTURES. The execution of this Agreement and each of the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby has not and will not constitute or result in the breach of any of the provisions of, or constitute a default under, the articles or certificate of incorporation or association or bylaws of Buyer, or any agreement, indenture, evidence of indebtedness or other commitment to which Buyer (or any subsidiary or Affiliate to which Buyer assigns its rights and obligations hereunder, as provided in Section 12.1 hereof) is a party or by which it is bound, which breach of default would have a material adverse effect on Buyer and its subsidiaries, taken as a whole.

         4.4 SEC FILINGS. Buyer has delivered to the Seller true and complete copies of its (i) Annual Report on Form 10-K for the years ended December 31, 1997, 1996 and 1995, as filed with the SEC, (ii) proxy statements relating to all of Buyer's meetings of stockholders (whether annual or special) since January 1, 1995, and (iii) all other reports, statements and registration statements (including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed by Buyer with the SEC since January 1, 1995 (collectively, the "Buyer SEC Filings). As of their respective dates, the Buyer SEC Filings (including all exhibits and schedules thereto and documents incorporated by reference therein), did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Buyer and its subsidiaries included or incorporated by reference in the Buyer SEC Filings (each, a "Buyer Financial Statement"), including the related notes and schedules, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be indicated in the notes thereto, and fairly present the consolidated assets, liabilities and financial position of Buyer and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustment). Other than the Buyer SEC Filings, Buyer has not filed any other definitive reports or statements with the SEC since January 1, 1995. Since January 1, 1995, Buyer has filed with the SEC all required forms, reports and documents required to be filed by it pursuant to the Securities Act of 1933, as amended, the Exchange Act and the rules and regulations promulgated thereunder.

                                   ARTICLE V
                          COVENANTS CONCERNING SELLER

         Seller covenants and agrees with Buyer that, from and after the date of this Agreement and until the Closing Date, Seller will conduct the Business subject to the following provisions and limitations:

         5.1 OPERATION OF THE BUSINESS. Without the prior written consent of Buyer, Seller will not:

                  (a) grant any increase in the rate of pay of any of its employees, grant any increase in the salaries of any officer, employee or agent, enter into or increase the benefits provided under any bonus, profit-sharing, incentive compensation, pension, retirement, medical, hospitalization, life insurance or other insurance plan or plans, or other contracts or commitments, or in any other way increase in any amount the benefits or compensation of any such officer, employee or agent except, however, ordinary merit increases not unusual in character or amount made in the Ordinary Course of the Business to employees or agents who are not officers, directors, partners or stockholders;

                  (b) hire any new employees, enter into any employment contract or collective bargaining agreement;

                  (c) enter into any Contract or Purchase Order or commitment or engage in any transaction which is not in the Ordinary Course of the Business or which is inconsistent with past practices;

                  (d) sell or dispose of or encumber any material amount of Assets which is not in the Ordinary Course of the Business or which is inconsistent with past practices;

                  (e) make, or enter into any Contract for, any capital expenditure or enter into any lease of capital equipment or real estate requiring an expenditure of more than $2,500;

                  (f) enter into any Contract, whether in the Ordinary Course of the Business or otherwise, involving more than $5,000 or enter into any series of such Contracts with one party or affiliated group of parties involving more than $5,000 in the aggregate;

                  (g) enter into any Purchase Order, whether for the purchase or sale of inventory, supplies, other products or services or otherwise, and whether in the Ordinary Course of the Business or otherwise, involving more than $100,000 or enter into any series of such Purchase Orders with one party or affiliated group of parties involving more than $100,000 in the aggregate;

                  (h) except as set forth on Schedule 5.1(h), create, assume, incur or guarantee any indebtedness other than (i) in the Ordinary Course of the Business and with a maturity date of less than one year or (ii) that incurred pursuant to existing Contracts or Purchase Orders disclosed in the Schedules delivered pursuant hereto;

                  (i) except as set forth on Schedule 5.1(i), declare or pay any dividend or make any sale of, or distribution in respect of, its partnership interests or directly or indirectly redeem, purchase or otherwise acquire any of its capital stock or issue any of its partnership interests or other securities, provided, however, that the Seller may make distributions in respect of its partnership interests of available cash;

                  (j) make or institute any unusual or novel method of transacting business or change any accounting procedures or practices or its financial structure;

                  (k) make any amendments to or changes in its articles or certificate of partnership or partnership agreement;

                  (l) perform any act, or attempt to do any act, or permit any act or omission to act, which will cause a breach of any material contract, commitment or obligation to which Seller is a party; or

                  (m) take any action or incur any liability or obligation which, if taken or incurred prior to the date of this Agreement, would be required to be disclosed on any Schedule hereto.

         5.2 PRESERVATION OF BUSINESS. Seller shall carry on the Business diligently and substantially in the same manner as heretofore conducted and shall use its best efforts to keep its business organizations intact, including its present employees and present relationships with suppliers and customers and others having business relations with Seller. Seller will at all times maintain in inventory quantities of raw materials, component parts, work in process, finished goods and other supplies and materials on a basis consistent with Seller's past practices.

         5.3 INSURANCE AND MAINTENANCE OF PROPERTY. Seller will cause all the Purchased Assets and all property owned or leased pursuant to the Assumed Liabilities to be insured in the same manner and to the same extent as heretofore insured and will operate, maintain and repair all of such property in a manner consistent with Seller's past practices.

         5.4 FULL ACCESS. Representatives of Buyer shall have full access at all reasonable times to all premises, properties, books, records, contracts, tax records and documents of Seller , and Seller will furnish to Buyer any information in respect of the Business as Buyer may from time to time reasonably request. Such examination and investigation by Buyer, and any discovery of facts resulting therefrom, shall not affect the warranties and representations of Seller contained in this Agreement. Buyer shall use reasonable efforts to promptly inform Seller of any matters of which Buyer becomes aware that constitute a breach of the representations and warranties pursuant to
                  Article III hereof; provided that Buyer's failure to so inform Seller of such matters shall in no way adversely impact Buyer's right to indemnification as provided for in Article X hereof. All information provided to Buyer in accordance with this Section 5.4 shall be subject in all respects to that certain confidentiality letter dated November 14, 1997 between Buyer and Seller.

         5.5 BOOKS, RECORDS AND FINANCIAL STATEMENTS. Seller shall maintain its books and financial records so that financial statements based thereon may be prepared in accordance with GAAP consistently applied, and on a basis consistent with the past practices of Seller. Said books and financial records shall fairly and accurately reflect the operations of the Business in all material respects. Seller shall furnish to Buyer promptly, as available, monthly financial statements and operating reports applicable to the Business since April 30, 1998, all of which shall be prepared in accordance with GAAP consistently applied and shall present fairly in all material respects the financial position and results of operations of Seller at the dates and for the periods indicated subject to normal year-end audit adjustments.

         5.6 OTHER GOVERNMENT FILINGS. Seller will cooperate with Buyer in making, as soon as practicable following the execution hereof, all filings required by any Government agency in connection with the transactions contemplated by this Agreement. All information provided by Seller in connection with such filings will be true, accurate and complete in all material respects and will comply with all applicable Laws.

         5.7      TAX MATTERS.

                  (a) Seller shall pay all applicable sales, use or other similar transfer Taxes that are, or become, due or payable as a result of the sale, conveyance, assignment, transfer or delivery of the Purchased Assets hereunder, whether levied on Buyer, the Purchased Assets or Seller. Seller, in the case of the Purchased Assets, shall prepare, subject to Buyer's reasonable approval, and file any Returns required in respect of such Taxes.

                  (b) All real estate, personal property, ad valorem and any other local or state Taxes relating to the Purchased Assets or the Business which shall be accrued but unpaid as of the Closing Date, or which shall be paid as of the Closing Date but relate in whole or in part to periods after the Closing Date, shall be prorated to the Closing Date and shall be reflected on the Closing Balance Sheet. Any such prorated Taxes which may be ultimately assessed after the Closing Date shall be paid by Seller to Buyer or Buyer to Seller, as the case may be, within thirty
                           (30) days of such determination.

                  (c) Seller and Buyer shall report Buyer's purchase of the Purchased Assets pursuant to Section 1060 of the Code and other applicable Laws in a consistent manner and shall take no position contrary thereto. Such allocation shall be in accordance with Schedule 2.4. Buyer and Seller each shall be responsible for the preparation of any statements and forms to be filed pursuant to Section 1060 of the Code or in accordance with other applicable Law.

                  (d) Each Party agrees to furnish or cause to be furnished to the other Party, upon request, as promptly as practicable, such information and assistance (including access to books and records) relating to the Purchased Assets as is reasonably necessary for the preparation of any Tax return, claims for refund or audit or prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment of Taxes paid by such requesting Party.

                  (e) Each Party, upon request by the other Party, shall use its reasonable efforts to provide or obtain from any taxing authority any certificate or other document necessary to mitigate, reduce or eliminate any Taxes (including additions thereto or interest and penalties thereon) that otherwise would be imposed on the Requesting Party with respect to the transactions contemplated in this Agreement.

                  (f) Seller shall furnish to Buyer, as provided in Section 1445(b)(2) of the Code, an affidavit pursuant to
                           Section 1445(a), stating under penalties of perjury, Transferor's United States taxpayer identification number and that the Transferor is not a foreign person.

                                   ARTICLE VI
                                 CHANGE OF NAME

         6.1 CHANGE OF WESTWATER NAME. Immediately after the Closing Date, Seller, in such manner as is reasonably requested by Buyer, shall change its name to some name other than Westwater Enterprises or any variation or abbreviation thereof and file appropriate notification of its change of name in all jurisdictions where such notification is required. Seller will take all steps as may be reasonably appropriate to enable Buyer to use the name Westwater Enterprises and all variants thereof in connection with Buyer's operation of the Business.

         6.2 CHANGE OF WYCHWOOD NAME. Immediately after the Closing Date, Wychwood, in such manner as is reasonably requested by Buyer, shall change its name to some name other than Wychwood Trading or any variation or abbreviation thereof and file appropriate notification of its change of name in all jurisdictions where such notification is required. Wychwood will take all steps as may be reasonably appropriate to enable Buyer to use the name Wychwood Trading and all variants thereof in connection with Buyer's operation of the Business.

                                   ARTICLE VII
                             COVENANT NOT TO COMPETE

         7.1      COVENANT NOT TO COMPETE.

                  (a) As a further inducement to Buyer to purchase the Purchased Assets and to assume the Assumed Liabilities, Seller and each Seller Group Person agrees that for the period from the Closing Date until the expiration of the greater of (i) the length of Ivan Cohen's employment under the Employment Contract plus one year thereafter or (ii) three years from the Closing Date (the "Restricted Period"), each of them will not, directly or indirectly: (i) engage in or in any way own, manage, operate, control or otherwise advise or assist or be actively connected with any enterprise which engages in, or otherwise carries on, any business activity which produces or otherwise manufactures and/or sells any product or services in development, developed, manufactured and/or sold by Seller on or within five (5) years prior to the Closing Date and any product or services in development, developed, manufactured and/or sold by Buyer in connection with the Business during the portion of the Restricted Period that Ivan Cohen was employed by the Business (the "Competitive Products") or in any other manner is in competition with the current Business of Seller or any related business in which Buyer is planning to engage and which has been made known to such Seller Group Person or (ii) with respect to the Competitive Products, solicit or accept business from, or provide competitive products or services to, any customers (whether or not such Persons have done business with Seller once or more than once) or accounts of Seller (during the period beginning three years prior to the Closing Date and ending on the Closing Date) or Buyer as to the Business (after the Closing Date).


         (b) It is expressly understood and agreed that although Seller and Buyer consider the restrictions contained in this Section to be reasonable in the context in which made, if a final judicial determination is made that the time, territory, scope or any other restriction contained in this Section is unreasonable or otherwise unenforceable, neither this Agreement nor the provisions of this Section shall be rendered void, but shall be deemed amended to apply as to such maximum scope, time and territory and to such other extent as such court may judicially determine or indicate to be reasonable, and as so modified, the restrictions contained in this Section shall be binding and enforceable.

         (c) Each Seller Group Person specifically acknowledges and agrees that the foregoing covenants are commercially reasonable and reasonably necessary to protect the interests Buyer will acquire in the Business hereunder.

         (d) The covenants contained in this Article VII shall be deemed to be a series of separate covenants, one for each product line in each county and each city of every state in which Seller has heretofore conducted or now conducts the Business. Each separate covenant shall hereinafter be referred to as a "Separate Covenant."

         (e) If any court or tribunal of competent jurisdiction shall refuse to enforce one or more of the Separate Covenants because the time limit applicable thereto is deemed unreasonable, it is expressly understood and agreed that such Separate Covenant or Separate Covenants shall not be void but that for the purpose of such proceedings such time limitation shall be deemed to be reduced to the extent necessary to permit the enforcement of such Separate Covenant or Separate Covenants.

         (f) If any court or tribunal of competent jurisdiction shall refuse to enforce any or all of the Separate Covenants because, taken together, they are more extensive (whether as to geographic area, scope of business or otherwise) than is deemed to be reasonable, it is expressly understood and agreed between the parties hereto that such Separate Covenant or Separate Covenants shall not be void but that for the purpose of such proceedings the restrictions contained therein (whether as to geographic area, scope of business or otherwise) shall be deemed to be reduced to the extent necessary to permit the enforcement of such Separate Covenant or Separate Covenants.

         7.2 EMPLOYEES. Each Seller Group Person agrees that during the Restricted Period neither it nor its successors or assigns will hire any Person who is or shall be in the employ or service as a consultant or representative or otherwise of Seller in connection with the Business prior to the Closing Date, and whom Buyer intends to employ, or seek to entice, induce or in any manner influence any such employee to leave his or her employment or not accept or continue in such employment, provided, however, that the foregoing provision shall not prevent any Seller Group Person nor its successors or assigns from hiring Alice Fertig or Howard Cohen or from engaging consultants or representatives in connection with products which are not competitive with the Competitive Products.

         7.3 CONFIDENTIALITY. No Seller Group Person will at any time disclose to any person other than Buyer or use any "Proprietary Information" (as hereinafter defined) owned, possessed, licensed or used by or relating to the Business, whether or not such information is embodied in writing or other physical form. For purposes of this Agreement, the phrase "Proprietary Information" means all trade names, trademarks, service marks, patents and trade secrets and any and all other information not publicly available which relates to specific matters concerning the Business, such as, without limiting the generality of the foregoing, engineering, design, manufacturing, maintenance and repair information; computer software and programs; component sourcing and supply information; identities of suppliers, customers and contractors; product distribution information; pricing and compensation policies; sales or financing procedures or methods; operational methods; strategic plans; internal financial information; research and development plans and activities; and acquisition and expansion plans. Notwithstanding the foregoing, for so long as any Seller Group Person is employed by Buyer in connection with the Business, such Seller Group Person shall not be prohibited from divulging information deemed to be Proprietary Information of the Business: (i) if he is specifically authorized to do so in writing by a duly authorized executive officer of Buyer (other than a Seller Group Person), or (ii) if and to the extent that disclosure of any such information is (x) necessary and appropriate in connection with the submission of bids by the Business in the Ordinary Course of Business or (y) required pursuant to the Business's marketing efforts directed to specific clients or bona fide prospective clients or the provision of services to existing clients in the Ordinary Course of Business. Seller recognizes and agrees that all documents and objects containing any Proprietary Information, whether developed by Seller or by someone else for Seller or any Seller Group Person, will after the Closing Date become the exclusive property of Buyer.

         7.4 REMEDIES. Because the breach or anticipated breach of the restrictive covenants provided for in this Article VII will result in immediate and irreparable harm and injury to Buyer, for which it will not have an adequate remedy at law, Seller agrees that Buyer shall be entitled to relief in equity to temporarily, preliminarily and/or permanently enjoin such breach or anticipated breach and to seek any and all other legal and equitable remedies to which Buyer may be entitled. Should Buyer be determined the prevailing party in a final judgment on any such action, Buyer shall be entitled to reimbursement of reasonable attorneys' fees and costs incurred. Should Buyer not be determined to be the prevailing party, Seller and the Seller Group Persons shall be entitled to reimbursement of reasonable attorneys' fees and costs incurred. If any Seller Group Person violates any of the restrictive covenants provided for in this Article VII, the Restricted Period shall be extended for a period equal to the period the Seller Group Person has been found by a court of competent jurisdiction or an arbitrator to have been in violation of the applicable Restrictive Covenant which extension shall begin to run after the date of entry of final judgment enforcing such provision and the time for appeal has lapsed.

         7.5 PERMITTED INVESTMENTS. Nothing contained herein shall restrict any Seller Group Person from owning two percent (2%) or less of the corporate securities of any Person in competition with the Business which securities are listed on any national securities exchange or authorized for quotation on the Automated Quotations System of the National Association of Securities Dealers, Inc., if such Person has no other connection or relationship, direct or indirect, with the issuer of such securities.

         7.6 BUYER'S BREACH. Notwithstanding the foregoing, the Restricted Period shall automatically terminate and the restrictive covenants provided for in Section 7.1 and 7.2 and solely that portion of Section 7.3 which reads "component sourcing and supply information; identities of suppliers, customers and contractors" shall be of no further force or effect 30 days after the breach by Buyer of its obligation to pay the Contingent Payments as provided for in Section 2.12, provided that Buyer has not cured such breach within such 30-day period, and within three days after the breach by Buyer of its obligation to fund the amounts provided in Section 7 of the Employment Contract upon termination of Ivan Cohen's employment without cause, provided that Buyer has not cured such breach within such three-day period.

                                  ARTICLE VIII
                        CONDITIONS TO BUYER'S OBLIGATIONS

         The obligations of Buyer to consummate the transactions provided for in this Agreement shall be subject to the satisfaction of each of the following conditions on or before the Closing Date, subject to the right of Buyer to waive any one or more of such conditions:

         8.1 REPRESENTATIONS AND WARRANTIES OF SELLER. The representations and warranties of Seller contained in this Agreement, including the Schedules hereto, and in the certificates to be delivered to Buyer pursuant hereto shall be true and correct in all material respects (except to the extent any such representations and warranties is already qualified as to materiality in Article III, in which case, such representations and warranties shall be true and correct without further qualifications) on the date hereof and on the Closing Date (except for changes specifically permitted hereunder) as though such representations and warranties were made on the Closing Date.

         8.2 PERFORMANCE OF THIS AGREEMENT. Seller shall have duly performed or complied in all material respects with all of the obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date.

         8.3 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change, actual or threatened, in the Business (including relationships with customers or vendors for any reason), whether or not covered by insurance, as a result of any cause whatsoever.

         8.4 CERTIFICATE OF SELLER. Buyer shall have received a certificate signed by the President and Treasurer of the general partner of Seller dated as of the Closing Date and subject to no qualification certifying that the conditions set forth in Sections 8.1, 8.2, 8.3, 8.8, 8.9, and 8.10 hereof have been fully satisfied. Such certificate shall be deemed a representation and warranty of Seller under this Agreement.

         8.5 OPINION OF COUNSEL. Buyer shall have received from Breslow & Walker, LLP, counsel to Seller, an opinion of such counsel, dated the Closing Date, substantially in the form attached hereto as Exhibit F.

         8.6 ESCROW AGREEMENTS. The Seller and the Escrow Agent shall have executed and delivered the Escrow Agreement and Seller and the Holdback Escrow Agent shall have executed and delivered the Holdback Escrow Agreement.

         8.7 EMPLOYMENT CONTRACT. Ivan Cohen shall have executed and delivered the Employment Contract.

         8.8 NO LAWSUITS. No suit, action or other proceeding or investigation shall be threatened or pending before or by any Court or Government concerning this Agreement or the consummation of the transactions contemplated hereby, or in connection with any material claim against Seller not disclosed herein or on the Schedules hereto. No Government shall have threatened or directed any request for information concerning this Agreement, the transaction contemplated hereby or the consequences or implications of such transaction to Buyer or Seller, or any officer, director, employee or agent of either of them.

         8.9 NO RESTRICTIONS. There shall exist no conditions, restrictions or reservations affecting the title to or utility of the Purchased Assets and the rights under the Assumed Liabilities which would prevent Buyer from occupying and utilizing the Purchased Assets and Assumed Liabilities, or any part thereof, to the same full extent that Seller might continue to do so if the sale and transfer contemplated hereby did not take place.

         8.10 CONSENTS. All consents and approvals necessary to insure that Buyer will continue to have the same full rights in respect to the Purchased Assets and Assumed Liabilities as Seller had immediately prior to the consummation of the transaction contemplated hereunder shall have been obtained.

         8.11     DOCUMENTS. Buyer shall receive from Seller on the Closing
                  Date:

                  (a) the Bill of Sale and other appropriate documents conveying to Buyer good and marketable title to the Purchased
                      Assets;

                  (b) the Assignment and Assumption Agreement, with related
                      consents, if any are so required;

                  (c) the Assignment of Patents; and

                  (d) the Assignment of Trademarks, Registrations and
                      Applications.

         8.12 FURTHER ASSURANCES. Buyer shall have received such further instruments and documents as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained and the performance of all conditions to the consummation of such transactions.

                                   ARTICLE IX

                       CONDITIONS TO SELLER'S OBLIGATIONS

         The obligations of Seller to consummate the transactions provided for in this Agreement shall be subject to the satisfaction of each of the following conditions on or before the Closing Date, subject to the right of Seller to waive any one or more of such conditions:

         9.1 REPRESENTATIONS AND WARRANTIES OF BUYER. The representations and warranties of Buyer contained in this Agreement, including the Schedules hereto, and in the certificates to be delivered to Seller pursuant hereto shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Article IV, in which case, such representations and warranties shall be true and correct without further qualification) on the date hereof and on the Closing Date (except for changes specifically permitted hereunder) as though such representations and warranties were made on the Closing Date.

         9.2 PERFORMANCE OF THIS AGREEMENT. Buyer shall have duly performed or complied in all material respects with all of the obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date.

         9.3 CERTIFICATE OF BUYER. Seller shall have received a certificate signed by an executive officer of Buyer dated as of the Closing Date and subject to no qualification certifying that the conditions set forth in Sections 9.1, 9.2 and 9.8 hereof have been fully satisfied. Such certificate shall be deemed a representation and warranty of Buyer hereunder.

         9.4 OPINION OF COUNSEL. Seller shall have received from Bryan Cave LLP, counsel to Buyer, an opinion of such counsel, dated the Closing Date, substantially in the form attached hereto as Exhibit G.

         9.5 PAYMENT OF PURCHASE PRICE AND ASSUMPTION OF LIABILITIES. Seller shall receive from Buyer on the Closing Date the Initial Purchase Price (less the Escrow Deposit and the Holdback Escrow Deposit) to be delivered under Section 2.7 hereof and the Assignment and Assumption Agreement, duly executed by Buyer. The Escrow Agent shall receive from Buyer the amount to be delivered to the Escrow Agent under Section
                  2.7 hereof and the Holdback Escrow Agent shall receive from Buyer the amount to be delivered to the Holdback Escrow Agent under Section 2.7.

         9.6 FURTHER ASSURANCES. Seller shall have received such further instruments and documents as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained and the performance of all conditions to the consummation of such transactions.

         9.7 EMPLOYMENT CONTRACT. Buyer shall have executed and delivered the Employment Contract.

         9.8 NO LAWSUITS. No suit, action or other proceeding or investigation shall be threatened or pending before or by any Court or Government concerning this Agreement or the consummation of the transactions contemplated hereby. No Government shall have threatened or directed any request for information concerning this Agreement, the transaction contemplated hereby or the consequences or implications of such transaction to Seller or Buyer, or any officer, director, employee or agent of either of them.

         9.9 INDEBTEDNESS. Buyer shall cause all amounts owing by the Business to Summit Bank as disclosed to it in writing by Seller within forty-eight (48) hours of the Closing to be satisfied at Closing.

                                    ARTICLE X

                                 INDEMNIFICATION

         10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the parties made in this Agreement or in any exhibit, Schedule, certificate, instrument or document delivered pursuant hereto shall survive the Closing and shall remain in effect for a period of three years after the Closing Date and shall thereupon terminate and be of no further force and effect; provided, however, that the foregoing shall not apply to representations and warranties under Sections 3.1, 3.8 and 3.35 which shall survive indefinitely; and provided, further, that this shall not prohibit any claim for Indemnified Losses pursuant to Section 10.2(a) after such applicable survival period with respect to Indemnified Losses as to which the indemnifying party has received notice in accordance with this Article X prior to the expiration of such survival period. The expiration of any representation or warranty made in this Agreement or in any exhibit, Schedule, certificate, instrument or document delivered pursuant hereto shall not impair or restrict the rights that any party could assert with respect to any and all remedies at law or in equity outside the scope of such representation or warranty. All representations and warranties hereunder shall be deemed to be material and, except as otherwise specifically provided herein, relied upon by the parties with or to whom the same were made, notwithstanding any investigation or inspection made by or on behalf of such party or parties; provided, however, no Buyer Indemnified Party shall be entitled to any recovery from Seller under this
                  Article X for breach of any representation or warranty made by any Seller Group Person in this Agreement if Buyer had Documented Knowledge (as defined below) of the breach at the time of the Closing. For the purposes of this Section 10.1, "Documented Knowledge" shall mean any fact or other information learned by Buyer, whether by itself, from Seller, or any third party, which has been reduced to writing.

         10.2 INDEMNIFICATION OF BUYER. Seller and each Seller Group Person hereby agrees to indemnify and hold Buyer, its shareholders, directors, officers, employees, Affiliates, successors, assigns and agents of each of them (collectively, the "Buyer Indemnified Parties") harmless from, against and in respect of, and waives any claim for contribution or indemnity with respect to, any and all claims, losses, damages, liabilities, expenses or costs ("Losses"), plus reasonable attorneys' fees and expenses incurred in connection with Losses and/or enforcement of this Agreement (in all, "Indemnified Losses") incurred or to be incurred by any of them (a) to the extent resulting from or arising out of, or alleged by a claimant other than an Indemnified Party (a "Third Person") to result from or arise out of, any breach or violation of the representations, warranties, covenants or agreements of the Seller contained in this Agreement, or in any exhibit, statement, Schedule, certificate, instrument or document delivered pursuant hereto, including provisions of this
                  Article X, and (b) to the extent resulting from or arising out of, or alleged by a Third

                  Person to result from or arise out of, any liability or obligation not expressly assumed by Buyer hereunder.

         10.3 INDEMNIFICATION OF SELLER. Buyer hereby agrees to indemnify and hold Seller, its partners, directors, officers, employees, Affiliates, successors, assigns and agents of each of them (collectively, the "Seller Indemnified Parties") harmless from, against and in respect of, and waives any claim for contribution or indemnity with respect to, any and all Indemnified Losses incurred or to be incurred by any of them
                  (a) to the extent resulting from or arising out of, or alleged by a Third Person to result from or arise out of, any breach or violation of the representations, warranties, covenants or agreements of Buyer contained in this Agreement, or in any exhibit, statement, Schedule, certificate, instrument or document delivered pursuant hereto, including provisions of this Article X, and (b) to the extent resulting from or arising out of, or alleged by a Third Person to result from or arise out of, any liability or obligation of Buyer in connection with the Assumed Liabilities or Buyer's use of the Purchased Assets after the Closing Date, except to the extent that Buyer is entitled to be indemnified by any Seller Group Person under Section 10.2.

         10.4 LIMITATIONS ON INDEMNIFICATION. Neither Buyer nor Seller shall be entitled to recover for any Indemnified Losses under
                  Section 10.2 or 10.3, respectively, or otherwise until the aggregate amount of the Indemnified Losses of such party shall exceed $50,000 and then only for the amount in excess thereof. In addition, Buyer shall not be entitled to recover for any Indemnified Losses which were taken into account in calculating the Adjusted Purchase Price or the Inventory Reserve Adjustment, but nothing herein shall affect Buyer's right to receive the Inventory Liability Amount, if any.

         10.5 SET-OFF RIGHTS. Buyer shall be entitled to set off any amounts owing by the Seller or any Seller Group Person to the Buyer Indemnified Parties, or any of them, pursuant to this Article X or otherwise, against any amounts owed to the Seller by the Buyer; provided, however, that during the first calendar year after the Closing Date Buyer shall be entitled to set off against amounts owed by Buyer to Seller only to the extent the amounts owing by the Seller or any Seller Group Person to the Buyer Indemnified Parties is in excess of the then available Escrow Funds (as defined in the Escrow Agreement); and further, provided, that all amounts set off by Buyer shall be promptly delivered to a commercial bank and trust company in the City of New York or any mutually agreed to escrow agent to be deposited in an interest bearing account and held in escrow pending a final arbitral determination as to Buyer's right to recover from Seller the amounts so set off. If it is determined pursuant to an arbitration proceeding conducted in accordance with Article XI that the Buyer was not, in any particular circumstance, entitled to invoke the set-off rights contained herein, the Buyer shall pay, on demand, the reasonable attorney's fees and expenses incurred by the Seller Group Person, or any of them, in connection with such determination, and the escrow agent shall distribute to the Seller the amount found to have been improperly set-off and all income earned thereon during the period of the escrow and shall distribute the remainder, if any, held in escrow to the Buyer. The amount of any Indemnified Losses payable by Seller hereunder shall be reduced by the amount of any insurance proceeds received by the Buyer Indemnified Party in respect of such Indemnified Losses. In the event the Indemnified Party with respect to any Indemnified Losses fails to pursue any claim for recovery upon insurance or any offsets, defenses or counterclaims under Contracts or Purchase Orders covering or applicable to such Indemnified Losses, or any part thereof, Buyer shall take all reasonable steps necessary to cause Seller to be subrogated to the rights of the Buyer Indemnified Party in respect of such claim.

         10.6 PARTICIPATION IN LITIGATION. Within 20 days after receipt of notice of commencement of any action which could give rise to a right of indemnification hereunder, the Buyer Indemnified Party or the Seller Indemnified Party, as the case may be (the "Indemnified Party"), shall give the other party (the "Indemnifying Party") notice thereof, and the Indemnifying Party shall have the right to undertake the defense thereof by representatives of its own choosing and at its own expense; provided that the Indemnified Party may participate in the defense with counsel of its own choice, the fees and expenses of which counsel shall be paid by such Indemnified Party unless (i) the Indemnifying Party has failed to assume the defense of such action or (ii) the named parties to such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnifying Party (in which case, if the Indemnified Party informs the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of the Indemnified Party, it being understood, however, that Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Party).

         In the event that the Indemnifying Party, by the 30th day after receipt of notice of any such claim (or, if earlier, by the 10th day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the party asserting such claim), does not elect to defend against such claim, the Indemnified Party will (upon further notice to Indemnifying Party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the Indemnifying Party and at the Indemnifying Party's expense, subject to the right of the Indemnifying Party to assume the defense of such claims at any time prior to settlement, compromise or final determination thereof.

         10.7 CLAIMS PROCEDURE. In the event from time to time an Indemnified Party believes that it has or will suffer any Losses for which the Indemnifying Party is obligated to indemnify it hereunder, it shall promptly notify the Indemnifying Party in writing of the matter, specifying therein the reason why the Indemnified Party believes that the Indemnifying Party is or will be obligated to indemnify, the amount, if liquidated, to be indemnified, and the basis on which the Indemnified Party has calculated such amount; if not yet liquidated, the notice shall so state; provided, however, that the right of a person to be indemnified hereunder shall not be adversely affected by a failure to give such notice unless, and then only to the extent that, an Indemnifying Party is prejudiced thereby. The Indemnifying Party shall pay any amount to be indemnified hereunder not more than five days after receipt of notice from the Indemnified Party of the liquidated amount to be indemnified, unless such indemnification is made pursuant to the Escrow Agreement.

         10.8 TAX INDEMNIFICATION. In addition to any other indemnification granted herein, Seller agrees to indemnify, defend and hold harmless Buyer, its Affiliates and their respective officers, directors, employees and agents from and against all loss, liability, including Seller's liability for its own Taxes or its liability, if any (for example, by reason of transferee liability or application of Treas. Reg. Section 1.1502-6) for Taxes of others, damage or reasonable expense (including but not limited to reasonable attorneys' fees and expenses) (collectively, "Costs") payable with respect to Taxes claimed or assessed against Buyer or the Purchased Assets (i) for any taxable period ending on or before the Closing Date or (ii) for any taxable period resulting from a breach of any of the representations or warranties contained in Section 3.8 hereof. Seller also agrees to indemnify, defend and hold harmless the Buyer from and against any and all Costs sustained in a tax period of Buyer ending after the Closing Date arising out of the settlement or other resolution of a proposed tax adjustment which relates to a tax period ending on or before the Closing Date.

         In the event any Tax audit is initiated in respect of matters to which Buyer alleges Seller is or may have an indemnity obligation under this Section 10.8, Seller shall be entitled to control such audit, at its expense and by counsel and auditors of its choosing, provided that (a) such counsel and auditors are reasonably satisfactory to Buyer, and (b) Buyer may participate in such audit with counsel of its own choice, the fees and expenses of which counsel shall be paid by Buyer. Such counsel and auditors shall be afforded access to all information pertinent to the audit in question.

         With respect to any indemnity payment under this Section 10.8, the parties agree to treat, to the extent permitted by Law, all such payments as an adjustment to the consideration paid for the sale and transfer of the Purchased Assets. The parties also agree that the Seller shall pay the Indemnified Party an additional or lesser amount sufficient to make such Indemnified Party whole, taking into account any deductions, credits or other tax benefits allowable with respect to the loss for which indemnification is required and any Taxes payable on or with respect to such indemnity payment.

                                   ARTICLE XI
                               DISPUTE RESOLUTION

         11.1 SCOPE; INITIATION. Resolution of any and all disputes arising from or in connection with this Agreement, whether based on contract, tort, statute or otherwise including but not limited to disputes over arbitrability and disputes in connection with claims by third persons ("Disputes") shall be exclusively governed by and settled in accordance with the provisions of this Article XI; provided, that the foregoing shall not preclude equitable or other judicial relief or any relief incidental thereto to enforce the provisions hereof or to preserve the status quo pending resolution of Disputes hereunder; and provided further that resolution of Disputes with respect to claims by third persons shall be deferred until any judicial proceedings with respect thereto are concluded. Either Party to this Agreement may commence proceedings hereunder by delivery of written notice providing a reasonable description of the Dispute to the other, including a reference to this Article (the "Dispute Notice").

         11.2 NEGOTIATIONS BETWEEN EXECUTIVES. The Parties shall first attempt in good faith to resolve promptly any Dispute by negotiations between executives who are not directly involved in the Dispute, and who have authority to settle it (as to each Party, an "Executive"). Not later than 20 days after delivery of the Dispute Notice, each Party shall designate an Executive to meet with the other Party's Executive at a reasonably acceptable time and place, and thereafter as such Executives deem reasonably necessary. The Executives shall exchange relevant information and endeavor to resolve the Dispute. Prior to any such meeting, each Party's Executive shall advise the other as to any other individuals who will attend such meeting. All negotiations pursuant to this Section
                  11.2 shall be confidential and shall be treated as compromise negotiations for purposes of Rule 408 of the Federal Rules of Evidence and similarly under other federal and state rules of evidence.

         11.3     BINDING ARBITRATION.

                  (a)      If a Dispute which has not been resolved pursuant to
                           Section 11.2 hereof within 120 days (or such longer period as the Parties may agree), the Parties hereby agree to submit all Disputes to arbitration under the following provisions, which arbitration shall be final and binding upon the Parties, their successors and assigns, and that the following provisions constitute a binding arbitration clause under applicable Law.

                  (b) Either Party may initiate arbitration of a Dispute by delivery of a demand therefor (the "Arbitration Demand") to the other Party not sooner than 120 days after the date of delivery of the Dispute Notice but at any time thereafter; provided, that if a Party (the "Non-Cooperative Party") does not cooperate in the procedures provided under Section 11.2, the other Party may initiate arbitration at such earlier time as such non-cooperation shall become reasonably apparent and the arbitrators may assess against the Non-Cooperative Party damages and expenses arising from such non-cooperation, including reasonable attorneys' fees and expenses and Arbitration Costs (as defined below) in connection with arbitration hereunder.

                  (c) The arbitration shall be conducted in the Borough of Manhattan, New York, New York by three arbitrators (acting by majority vote, the "Panel") selected by agreement of the Parties not later than 10 days after delivery of the Arbitration Demand or, failing such agreement, appointed pursuant to the Commercial Arbitration Rules of the American Arbitration Association, as amended from time to time (the "AAA Rules") If an arbitrator becomes unable to serve, his or her successor(s) shall be similarly selected or appointed.

                  (d) The arbitration shall be conducted pursuant to the Federal Arbitration Act and the New York Uniform Arbitration Act and such procedures as the Parties may agree or, in the absence of or failing such agreement, pursuant to the AAA Rules. Notwithstanding the foregoing: (i) each Party shall have the right to audit the books and records of the other Party that are reasonably related to the Dispute; (ii) each Party shall provide to the other, reasonably in advance of any hearing, copies of all documents which a Party intends to present in such hearing; (iii) prehearing discovery and enforcement thereof by the Panel shall be permitted as provided in the Federal Rules of Civil Procedure as amended from time to time; (iv) the Panel shall, upon request of a Party, conduct prehearing conferences for the purpose of resolving discovery disputes; and (v) the Parties consent to the enforcement of the Panel's discovery rulings without objection in any court of competent jurisdiction.

                  (e) All hearings shall be conducted on an expedited schedule, and all proceedings shall be confidential. Either Party may at its expense make a stenographic record thereof.

                  (f) The Panel shall complete all hearings not later than 90 days after selection or appointment, and shall make a final award not later than 30 days thereafter. The award shall be in writing and shall specify the factual and legal bases for the award. The Panel shall apportion all costs and expenses of the arbitration, including the Panel's fees and expenses and fees and expenses of experts ("Arbitration Costs") between the prevailing and non-prevailing Party as the Panel deems fair and reasonable. In circumstances where (i) a Dispute has been asserted or defended against on grounds that the Panel deems manifestly unreasonable, or (ii) the non-prevailing Party has rejected participation in procedures under Section 11.2, the Panel may assess all Arbitration Costs against the non-prevailing Party and may include in the award the prevailing Party's reasonable attorneys' fees and expenses in connection with any and all proceedings under this Article XI. Notwithstanding the foregoing, in no event may the Panel award multiple, punitive or exemplary damages.

                  (g) Either Party may assert appropriate statutes of limitation as a defense in arbitration; provided, that upon delivery of a Dispute Notice any such statute shall be tolled pending resolution hereunder.

         11.4 CONFIDENTIALITY -- NOTICE. Each Party shall notify the other promptly, and in any event prior to disclosure to any third person, if it receives any request for access to confidential information or proceedings hereunder.

                                   ARTICLE XII
                                  MISCELLANEOUS

         12.1     ASSIGNMENT; BINDING AGREEMENT.

                  (a) This Agreement and all or any part of Buyer's rights and obligations hereunder may be assigned by Buyer at any time to any Affiliate of Buyer and as collateral to Buyer's lender. Buyer shall cause such Affiliate(s) to perform any of Buyer's obligations hereunder which are Assigned to such Affiliate(s). Buyer shall remain liable to Seller hereunder notwithstanding any assignment of this Agreement.

                  (b) Neither this Agreement nor any of Seller's rights or obligations hereunder may be assigned by Seller without Buyer's prior written consent.

                  (c) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to their respective successors and permitted assigns.

         12.2 TERMINATION OF AGREEMENT. This Agreement and the transactions contemplated hereby may be terminated prior to the Closing Date only as follows:

                  (a)      by mutual consent of Buyer and Seller.

                  (b) by either Buyer or Seller if the Closing shall not have occurred on or before June 30, 1998, or such other date, if any, as Buyer and Seller shall agree upon.

                  (c)      by Buyer if:

                           (i) Buyer determines, in its sole discretion, that (1) the transaction contemplated hereby has become inadvisable or impractical by reason of the institution or threat by any Person, Governmental or otherwise, of any litigation, investigation or proceeding (it being understood and agreed that, without limiting the generality of the foregoing, a written request by Government authorities for information with respect to the proposed transactions may be deemed to be a threat of litigation, investigation or proceedings) or
                                    (2) the results of Buyer's due diligence review of the Business and its Business Condition and prospects, including without limitation customer, vendor, and other third person relationships and environmental, tort, securities, corporate, product liability, employee benefits, taxation and insurance matters shall have revealed, after the date hereof, issues which Buyer reasonably believes to be materially adverse to the Business or its Business Condition or its prospects.

         12.3     MANNER AND EFFECT OF TERMINATION.

                  (a) Any action by Buyer to terminate this Agreement and the transactions contemplated hereby, as provided in
                           Section 12.2 hereof, shall be taken by its Board of Directors or any appropriately authorized officer. Any such action by Seller shall be taken by its Chief Executive Officer in accordance with the Seller's partnership agreement or any appropriately authorized officer.

                  (b)      If this Agreement is terminated pursuant to Section
                           12.2 hereof without fault of either party or breach of this Agreement, all obligations of Seller and Buyer hereunder shall terminate, without liability of Seller to Buyer or of Buyer to Seller. In such event, each party hereto shall pay all legal and other costs and expenses incurred by such party in connection with this Agreement and the transactions contemplated hereby.

                  (c) Termination of this Agreement pursuant to this Section or elsewhere in this Agreement shall not impair or restrict the rights of any party to any and all remedies at law or in equity in the event of a breach of or default under this Agreement.

         12.4 AMENDMENTS. This Agreement may be amended with the approval of the Board of Directors of Buyer and the partners of Seller (or any officer of Buyer authorized by its Board of Directors to approve such amendment or any officer of Seller authorized by its partners) at any time before the Closing Date.

         12.5 NON-DISCLOSURE OF INFORMATION. Without the prior written consent of the other Party (the "Disclosing Party"), a Party (the "Receiving Party") will not disclose or reveal to any third Person any confidential, non-public or commercially valuable information concerning the Disclosing Party to which the Receiving Party was exposed in connection with this Agreement.

         12.6 BULK SALES. Buyer hereby waives compliance with any applicable State Uniform Commercial Code or other statutory provisions governing bulk sales. Seller agrees to indemnify, defend and hold harmless Buyer from any and all loss, cost or expenses, resulting from the assertion of claims made against the Purchased Assets sold hereunder or against Buyer by creditors of Seller under any bulk sales Law with respect to liabilities and obligations of Seller not assumed by Buyer hereunder, such indemnity to be in accordance with the provisions of Article X hereof.

         12.7 REMEDIES. Nothing contained herein is intended to or shall be construed to limit the remedies which either party may have against the other in the event of a breach of or default under this Agreement, it being intended that any remedies shall be cumulative and not exclusive, except that the indemnification obligations of the parties are subject to the express limitations set forth in Article X.

         12.8 ENTIRE AGREEMENT AND MODIFICATION. This Agreement, including the Schedules attached hereto and the documents delivered pursuant hereto, constitutes the entire agreement between the parties. No changes of, modifications of, or additions to this Agreement shall be valid unless the same shall be in writing and signed by all parties hereto.

         12.9 SEVERABILITY. If any provision of this Agreement shall be determined to be contrary to Law and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

         12.10 COUNTERPARTS. This Agreement may be executed in one or more identical counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         12.11 HEADINGS; INTERPRETATION. The table of contents and article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement. Both parties have participated substantially in the negotiation and drafting of this Agreement and each party hereby disclaims any defense or assertion in any litigation or arbitration that any ambiguity herein should be construed against the draftsman.

         12.12 GOVERNING LAW. This Agreement shall be construed and interpreted according to the Laws of the State of New York.

         12.13 PAYMENT OF FEES AND EXPENSES. Each party hereto shall pay all fees and expenses of such party's respective counsel, accountants and other experts and all other expenses incurred by such party incident to the negotiation, preparation and execution of this Agreement and the consummation of the transaction contemplated hereby, including any finder's or brokerage fees.

         12.14 NOTICES. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if the same shall be in writing and shall be delivered or sent by registered or certified mail, postage prepaid, and addressed as set forth below:

          (a) If to Buyer:                       Carlyle Industries, Inc.
                                                 One Palmer Terrace
                                                 Carlstadt, New Jersey  07072
                                                 Attention:  E. Cooke, CFO


          with a copy to:                        Bryan Cave LLP
                                                 245 Park Avenue
                                                 New York, New York 10167
                                                 Attention:  Peter A. Eisenberg

          (b) If to Seller:                      Ivan Cohen
                                                 900 Minisink Way
                                                 Westfield, New Jersey  07090

          with a copy to:                        Breslow & Walker, LLP
                                                 767 Third Avenue
                                                 New York, New York 10017
                                                 Attention:  Joel M. Walker

Any such notice shall be effective upon receipt. Either Party may change the address to which notices are to be addressed by giving the other Party notice in the manner herein set forth.

         12.15 GUARANTY. Ivan Cohen and Alice Fertig, jointly and severally, hereby irrevocably and unconditionally guaranty to Buyer and its successors and assigns the payment and performance of the obligations of Seller hereunder as and when the same shall be due and payable or required to be performed, as the case may be.

         12.16 NO THIRD PARTY BENEFICIARIES. Except as provided for indemnified parties in Article X, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

         12.17 SCHEDULE DISCLOSURES. Disclosure of an item on any Schedule to this Agreement shall constitute disclosure of such item on each other Schedule to this Agreement to which such disclosure is relevant; provided that the relevance of such disclosure is apparent on the face of such disclosure.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, on the day and year first above written.


                                          CARLYLE INDUSTRIES, INC.



                                          By
                                             ---------------------------------
                                              Name: Robert A. Levinson
                                                    --------------------------
                                          Title: Chairman, President and Chief
                                                 -----------------------------
                                                 Executive Officer
                                                 -----------------------------

ATTEST:



Name:  Edward F. Cooke
       ------------------------------

Title:  Vice President, Treasurer and
       ------------------------------
           Chief Executive Officer
       ------------------------------


                                          WESTWATER ENTERPRISES, L.P.

                                          BY:  WYCHWOOD TRADING COMPANY,
                                               GENERAL PARTNER



                                          By
                                            ----------------------------------
                                          Name: Ivan M. Cohen
                                              --------------------------------
                                          Title:  President
                                              --------------------------------

WITNESS::


---------------------------

Name:
    -----------------------

                  The following persons are executing this Agreement, on the day and year first above written, as to all provisions of this Agreement applicable to such persons:



                                             WYCHWOOD TRADING COMPANY



                                             By
                                               --------------------------------
                                             Name: Ivan Cohen
                                                -------------------------------
                                             Title:  President
                                                -------------------------------
     WITNESS:



     Name:
        -------------------------


                                                 IVAN COHEN







                                                 ALICE S. FERTIG

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                                TABLE OF EXHIBITS

Exhibit A............................Form of Assignment and Assumption Agreement

Exhibit B...................................................Form of Bill of Sale

Exhibit C............................................Form of Employment Contract

Exhibit D...............................................Form of Escrow Agreement

Exhibit E......................................Form of Holdback Escrow Agreement

Exhibit F...................................Form of Opinion of Counsel to Seller

Exhibit G....................................Form of Opinion of Counsel to Buyer

Exhibit H..........................................Form of Assignment of Patents

Exhibit I.......Form of Assignment of Trademarks, Registrations and Applications




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                               TABLE OF SCHEDULES

Schedule 2.4.......................................Allocation of Consideration

Schedule 2.12..............................................1998 Operating Plan

Schedule 3.1..............Certificate of Partnership and Partnership Agreement

Schedule 3.2..........................Resolutions and Authorizations of Seller

Schedule 3.3..............................................Financial Statements

Schedule 3.4............................Events Subsequent to December 31, 1997

Schedule 3.5........Purchased Assets on Consignment or in Possession of Others

Schedule 3.6.....................................Accounts and Notes Receivable

Schedule 3.7...........................................Undisclosed Liabilities

Schedule 3.8...................................................Liens for Taxes

Schedule 3.9...........................................Owned Personal Property

Schedule 3.10....................Real and Personal Property Leased from Seller

Schedule 3.11(a)............................... Real Property Leased to Seller

Schedule 3.11(b)............................Personal Property Leased to Seller

Schedule 3.11(c)...............................................Permitted Liens

Schedule 3.12............................................Intellectual Property

Schedule 3.13................................................Required Consents

Schedule 3.15.............................................Licenses and Permits

Schedule 3.16(a)............................................Material Contracts

Schedule 3.16(b)......................................Material Purchase Orders

Schedule 3.17..............................Contracts/Purchase Orders at a Loss

Schedule 3.19.......................................................Litigation

Schedule 3.20...................Officers, Directors, Employees and Consultants

Schedule 3.21..........Indebtedness to and from Officers, Directors and Others



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Schedule 3.22.....................................Outside Financial Interests

Schedule 3.24........................Labor Agreements, Employee Benefit Plans
                                                    and Employment Agreements

Schedule 3.25................................................Terminated Plans

Schedule 3.27.......................................Employment-Related Claims

Schedule 3.29..................................................Labor Disputes

Schedule 3.30.......................................................Insurance

Schedule 3.31......................................................Guarantees

Schedule 3.32..............................................Product Warranties

Schedule 3.33........................................Product Liability Claims

Schedule 3.34....................................Product Safety Notifications

Schedule 3.35...........................................Environmental Matters

Schedule 3.36...................................................Broker's Fees

Schedule 3.37..................................................Foreign Assets

Schedule 3.38.........................................Export Control Licenses

Schedule 3.41...................................................Bank Accounts

Schedule 3.43......................................................Affiliates

Schedule 4.2..........................Resolutions and Authorizations of Buyer

Schedule 5.1(h)..................................................Indebtedness

Schedule 5.1(i)...........................................Distributions, Etc.




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